                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 17, 2003

                                  BY AND AMONG

                            SYMBOL TECHNOLOGIES, INC.

                                       AND

                              FLEET NATIONAL BANK,
                             AS ADMINISTRATIVE AGENT

                                       AND


                            THE LENDERS PARTY HERETO

                                             TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
         SECTION 1.01
                  DEFINITIONS................................................................1
         SECTION 1.02
                  TERMS GENERALLY...........................................................16

ARTICLE II LOANS
         SECTION 2.01
                  REVOLVING CREDIT LOANS....................................................16
         SECTION 2.02
                  REVOLVING CREDIT NOTE.....................................................17
         SECTION 2.03
                  INCREASE IN COMMITMENTS...................................................18
         SECTION 2.04
                  LETTERS OF CREDIT.........................................................20

ARTICLE III PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT; FEES AND PAYMENTS
         SECTION 3.01
                  Interest Rate; Continuation and Conversion of Loans.......................23
         SECTION 3.02
                  USE OF PROCEEDS ..........................................................25
         SECTION 3.03
                  PREPAYMENTS...............................................................25
         SECTION 3.04
                  FEES......................................................................26
         SECTION 3.05
                  Inability to Determine Interest Rate......................................26
         SECTION 3.06
                  ILLEGALITY................................................................27
         SECTION 3.07
                  INCREASED COSTS...........................................................27

         SECTION 3.08
                  INDEMNITY.................................................................28
         SECTION 3.09
                  TAXES.....................................................................29
         SECTION 3.10
                  PRO RATA TREATMENT AND PAYMENTS...........................................31
         SECTION 3.11
                  Funding and Disbursement of Loans.........................................31
         SECTION 3.12
                  MITIGATION, OBLIGATIONS; REPLACEMENT OF LENDERS...........................32


ARTICLE IV REPRESENTATIONS AND WARRANTIES
         SECTION 4.01
                  ORGANIZATION, POWERS  ....................................................33
         SECTION 4.02
                  Authorization of Borrowing, Enforceable
                  Obligations...............................................................33
         SECTION 4.03
                  FINANCIAL CONDITION.......................................................34
         SECTION 4.04
                  TAXES.....................................................................34
         SECTION 4.05
                  TITLE TO PROPERTIES.......................................................34
         SECTION 4.06
                  LITIGATION................................................................34
         SECTION 4.07
                  AGREEMENTS................................................................35
         SECTION 4.08
                  COMPLIANCE WITH ERISA ....................................................35
         SECTION 4.09
                  Federal Reserve Regulations; Use of Proceeds..............................35
         SECTION 4.10
                  APPROVAL..................................................................36
         SECTION 4.11
                  SUBSIDIARIES AND AFFILIATES   ............................................36

         SECTION 4.12
                  HAZARDOUS MATERIALS.......................................................36
         SECTION 4.13
                  INVESTMENT COMPANY ACT....................................................36
         SECTION 4.14
                  NO DEFAULT  ..............................................................36
         SECTION 4.15
                  SECURITY DOCUMENTS  ......................................................36
         SECTION 4.16
                  CREDIT ARRANGEMENTS  .....................................................36
         SECTION 4.17
                  PERMITS AND LICENSES  ....................................................37
         SECTION 4.18
                  COMPLIANCE WITH LAW  .....................................................37
         SECTION 4.19
                  DISCLOSURE  ..............................................................37
         SECTION 4.20
                  ACCOUNTS RECEIVABLE.......................................................37
         SECTION 4.21
                  LABOR DISPUTES AND ACTS OF GOD............................................37

ARTICLE V CONDITIONS OF LENDING
         SECTION 5.01
         Conditions to Initial Extension of Credit..........................................38
         SECTION 5.02
                  Conditions to All Extensions of Credit....................................40


ARTICLE VI AFFIRMATIVE COVENANTS
         SECTION 6.01
         EXISTENCE, PROPERTIES, INSURANCE...................................................41
         SECTION 6.02
                  Payment of Indebtedness and Taxes.........................................42
         SECTION 6.03
                  Financial Statements, Reports, etc.  .....................................42

                                       iv

         SECTION 6.04
                  Books and Records; Access to Premises.....................................44
         SECTION 6.05
                  NOTICE OF ADVERSE CHANGE..................................................45
         SECTION 6.06
                  NOTICE OF DEFAULT.........................................................45
         SECTION 6.07
                  Notice of Litigation and Investigations...................................45
         SECTION 6.08
                  Notice of Default in Other Agreements ....................................45
         SECTION 6.09
                  NOTICE OF ERISA EVENT.....................................................45
         SECTION 6.10
                  Notice of Environmental Law Violations  ..................................46
         SECTION 6.11
                  COMPLIANCE WITH APPLICABLE LAWS...........................................46
         SECTION 6.12
                  SUBSIDIARIES..............................................................46
         SECTION 6.13
                  ENVIRONMENTAL LAWS  ......................................................47
         SECTION 6.14
                  MAINTENANCE OF ACCOUNTS...................................................47
         SECTION 6.15
                  ADDITIONAL ENCUMBERED GUARANTORS..........................................50


ARTICLE VII NEGATIVE COVENANTS
         SECTION 7.01
                  INDEBTEDNESS..............................................................47
         SECTION 7.02
                  LIENS.....................................................................48
         SECTION 7.03
                  GUARANTIES................................................................50
         SECTION 7.04
                  SALE OF ASSETS............................................................50

         SECTION 7.05
                  SALES OF RECEIVABLES .....................................................50
         SECTION 7.06
                  LOANS AND INVESTMENTS  ...................................................50
         SECTION 7.07
                  NATURE OF BUSINESS........................................................51
         SECTION 7.08
                  SALE AND LEASEBACK........................................................51
         SECTION 7.09
                  FEDERAL RESERVE REGULATIONS...............................................51
         SECTION 7.10
                  Accounting Policies and Procedures........................................51
         SECTION 7.11
                  HAZARDOUS MATERIALS.......................................................51
         SECTION 7.12
                  Limitations on Fundamental Changes........................................51
         SECTION 7.13
                  FINANCIAL CONDITION COVENANTS.............................................52
         SECTION 7.14
                  SUBORDINATED DEBT.........................................................53
         SECTION 7.15
                  DIVIDENDS.................................................................53
         SECTION 7.16
                  TRANSACTIONS WITH AFFILIATES..............................................53
         SECTION 7.17
                  PROHIBITION ON NEGATIVE PLEDGE............................................57


ARTICLE VIII EVENTS OF DEFAULT..............................................................53
         SECTION 8.01
                  EVENTS OF DEFAULT.........................................................53


ARTICLE IX THE ADMINISTRATIVE AGENT.........................................................56
         SECTION 9.01
                  Appointment, Powers and Immunities........................................56

         SECTION 9.02
                  RELIANCE BY...............................................................57
         SECTION 9.03
                  EVENTS OF DEFAULT.........................................................57
         SECTION 9.04
                  RIGHTS AS A LENDER........................................................58
         SECTION 9.05
                  INDEMNIFICATION...........................................................58
         SECTION 9.06
                  Non-Reliance on Administrative Agent and Other Lenders....................58
         SECTION 9.07
                  FAILURE TO ACT............................................................59
         SECTION 9.08
                  Resignation of the Administrative Agent...................................59
         SECTION 9.09
                  Sharing of Collateral and Payments........................................59


ARTICLE X
         SECTION 10.01
                  Transfer of Accounts to Dominion Account..................................60
         SECTION 10.02
                  Collection of Accounts, Proceeds of
                  Collateral................................................................60


ARTICLE XI MISCELLANEOUS
         SECTION 11.01
                  NOTICES...................................................................62
         SECTION 11.02
                  EFFECTIVENESS; SURVIVAL...................................................63
         SECTION 11.03
                  EXPENSES..................................................................63
         SECTION 11.04
                  AMENDMENTS AND WAIVERS....................................................64
         SECTION 11.05
                  Successors and Assigns; Participations....................................64

         SECTION 11.06
                  NO WAIVER; CUMULATIVE REMEDIES............................................67
         SECTION 11.07
                  APPLICABLE LAW............................................................67
         SECTION 11.08
                  SUBMISSION TO JURISDICTION................................................67
         SECTION 11.09
                  SEVERABILITY..............................................................68
         SECTION 11.10
                  RIGHT OF SETOFF...........................................................68
         SECTION 11.11
                  REPLACEMENT OF NOTE.......................................................69
         SECTION 11.12
                  CONFIDENTIALITY...........................................................69
         SECTION 11.13
                  HEADINGS..................................................................70
         SECTION 11.14
                  CONSTRUCTION..............................................................70
         SECTION 11.15
                  COUNTERPARTS..............................................................70

SCHEDULES

Schedule 1.01      -    Existing Letters of Credit
Schedule 4.03      -    Financial Condition Disclosure
Schedule 4.05      -    Matters Affecting Title to Properties
Schedule 4.06      -    Litigation
Schedule 4.11      -    Subsidiaries
Schedule 4.16      -    Existing Credit Arrangements
Schedule 4.18      -    Matters Affecting Compliance with Law
Schedule 7.01      -    Existing Indebtedness
Schedule 7.02      -    Existing Liens
Schedule 7.03      -    Existing Guaranties
Schedule 7.05      -    Sale of Receivables


EXHIBITS

Exhibit A          -    Form of Revolving Credit Note
Exhibit B          -    Form of Guaranty
Exhibit C          -    Form of Assignment and Acceptance Agreement
Exhibit D          -    Form of Opinion of Counsel
Exhibit E          -    Form of Security Agreement
Exhibit F          -    Form of U.S. Tax Compliance Certificate
Exhibit G          -    Form of Borrowing Base Certificate

     CREDIT AGREEMENT dated as of November 17, 2003, by and among SYMBOL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), the several financial institutions which are from time to time party to this Agreement (individually, a "Lender" and, collectively, the "Lenders") and FLEET NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, as Administrative Agent.

                                    RECITALS

     The Company has requested the Lenders to extend credit from time to time and the Lenders are willing to extend such credit to the Company, subject to the terms and conditions hereinafter set forth.

     Accordingly, the parties hereto agree as follows:


                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. DEFINITIONS. As used herein, the following terms shall have the following meanings:

     "Additional Lender" shall mean any financial institution which becomes a Lender hereunder in accordance with Section 2.03(a) or Section 2.03(b) hereof.

     "Adjusted Libor Loans" shall mean Revolving Credit Loans at such time as they are made and/or being maintained at a rate of interest based upon Reserve Adjusted Libor.

     "Administrative Agent" or "Agent" shall mean Fleet National Bank, in its capacity as Administrative Agent for the Lenders under this Agreement or its successor Administrative Agent permitted pursuant to Section 9.08 hereof.

     "Affiliate" shall mean with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, membership interests, by contract or otherwise.

     "Aggregate Letters of Credit Outstandings" shall mean, on the date of determination, the sum of (a) the aggregate maximum stated amount at such time which is available to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of all payments on account of drawings under Letters of Credit made by the Issuing Lender on behalf of the Lenders under any Letter of Credit that has not been reimbursed by the Company.

     "Aggregate Outstandings" shall mean, on the date of determination, the sum of (a) the Aggregate Letters of Credit Outstandings at such time, and (b) the aggregate outstanding principal amount of all Revolving Credit Loans at such time.

     "Agreement" shall mean this Credit Agreement dated as of November 17, 2003, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Assignment and Acceptance Agreement" shall mean an Assignment and Acceptance entered into by a Lender and an assignee and accepted by the Administrative Agent, in the form attached hereto as Exhibit C or any other form approved by the Administrative Agent.

     "Available Commitment" shall mean, on the date of determination, the lesser of (x) the Borrowing Base, as then in effect and (y) the Total Revolving Credit Commitment.

     "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.(Section)101, et seq.).

     "Blocked Account" means a special account established by the Company and each Encumbered Guarantor with a Blocked Account Bank which is subject to a Blocked Account Agreement.

     "Blocked Account Agreement" means one or more blocked account agreements entered into between the Company or an Encumbered Guarantor, as applicable, the Agent and a Blocked Account Bank, pursuant to which upon notice to the Blocked Account Bank, the available funds in the Blocked Account shall be transferred to the Designated Account.

     "Blocked Account Bank" means one or more banks selected by the Company, but acceptable to the Agent in its discretion at which the Company and each Encumbered Guarantor shall maintain a Blocked Account.

     "Borrowing Base" means:

         (a) for the period from the Closing Date through completion of the Initial Field Exam satisfactory to the Agent in its sole discretion, the lesser of (i) $30,000,000 and (ii) fifty percent (50%) of Eligible Receivables;

         (b) for the period following completion of the Initial Field Exam satisfactory to the Agent in its sole discretion, but prior to the receipt by the Agent of the 2002 and 2003 Financial Statements and Filings, the lesser of
(i) $40,000,000 and (ii) seventy percent (70%) of Eligible Receivables;

         (c) for the period following completion of the Initial Field Exam satisfactory to the Agent in its sole discretion and receipt by the Agent of the 2002 and 2003 Financial Statements and Filings, eighty-five percent (85%) of Eligible Receivables.

     "Borrowing Base Certificate" means a certificate signed by the Chief Financial Officer or the Treasurer of the Company in the form annexed hereto as Exhibit G with such changes as the Administrative Agent may reasonably require from time to time.

     "Borrowing Date" shall mean, with respect to any Revolving Credit Loan, the date specified in any notice given pursuant to Section 2.01 on which such Revolving Credit Loan is requested by the Company.

     "Business Day" shall mean (a) any day not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, and (b) as it relates to any payment, determination, funding or notice to be made or given in connection with any Adjusted Libor Loan, any day specified in clause (a) on which trading is carried on by and between banks in Dollar deposits in the London interbank eurodollar market.

     "Capital Lease" shall mean with respect to any Person, as of the date of determination any lease the obligations of which are required to be capitalized on the balance sheet of such Person in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

     "Cash Collateral" shall mean a deposit by the Company made in immediately available funds to a cash collateral account at the Administrative Agent and the taking of any and all action required to provide the Administrative Agent, for the ratable benefit of the Lenders, a first priority perfected security interest in such deposit.

     "Change of Control" shall mean any event which results in (i) any Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, individuals who at the beginning of such 12-month period were directors of the Company ceasing for any reason to constitute a majority of the Board of Directors of the Company unless the Persons replacing such individuals were nominated by the Board of Directors of the Company; or (iii) any Person, or two or more Persons acting in concert, acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors.

     "Chief Financial Officer" shall mean the Chief Financial Officer of the Company or in the event no such officership exists, the President of the Company.

     "Closing Date" shall mean November 17, 2003.

     "Code" shall mean the Internal Revenue Code of 1986, and the regulations promulgated thereunder, each as amended from time to time.

     "Commitment Proportion" shall mean, with respect to each Lender at the time of determination thereof, (a) the ratio, expressed as a percentage, which such Lender's Revolving Credit Commitment bears to the Total Revolving Credit Commitments, or (b) if the Revolving Credit Commitments have expired or have been terminated, the ratio, expressed as a percentage, which the aggregate principal amount of the Revolving Credit Loans outstanding of such Lender plus the aggregate of such Lender's participations in Letters of Credit bears to the Aggregate Outstandings.

     "Company" shall have the meaning set forth in the preamble hereto.

     "Consolidated Capital Expenditures" shall mean, for any period, to the extent capitalized, the sum of all expenditures by the Company and its Subsidiaries on a consolidated basis, in respect of the purchase or acquisition of any fixed or capital assets, including, without limitation, obligations under Capital Leases, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

     "Consolidated EBITDA" shall mean for the Company and its Subsidiaries for any period the consolidated operating income (loss) of the Company and its Subsidiaries for such period as reflected on a consolidated income statement of the Company and its Subsidiaries plus depreciation and amortization expenses or charges, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. For purposes of calculating Consolidated EBITDA for the Company's fiscal quarter ending 12/31/2003 only, non-recurring restructuring charges will be excluded for purposes of such calculation.

     "Consolidated Interest Expense" shall mean the gross interest expense of the Company and its Subsidiaries, on a consolidated basis less non-cash interest expenses related to (a) the Mandatorily Exchangeable Securities Contract for Shared Appreciation Income Linked Securities ("SAILS") between Credit Suisse Group and the Company, dated January 4, 2001 and (b) fees or obligations of the Company which are incurred pursuant to this Agreement and which are characterized as a non-cash interest expense in accordance with Generally Accepted Accounting Principles, consistently applied.

     "Consolidated Unfunded Capital Expenditures" shall mean those Consolidated Capital Expenditures of the Company and its Subsidiaries not funded by Indebtedness; provided that, for purposes of this definition only, "Indebtedness" shall not include Indebtedness arising under this Agreement.

     "Contingent BofA Obligations" shall mean those obligations which may become due and payable by the Company pursuant to that certain letter dated November 17, 2003 from Bank of America, N.A., as agent, to the Company relating to the termination of the Prior Agreement.

     "Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

     "Designated Account" shall have the meaning assigned to such term in
Section 10.01 hereof.

     "Dollar" and the symbol "$" shall mean lawful currency of the United States of America.

     "Domestic Subsidiary" shall mean any Subsidiary of the Company organized under the laws of any state of the United States of America.

     "Eligible Receivables" means at any time the aggregate amount of the Receivables of the Company and each Encumbered Guarantor, payable in cash and in Dollars, net of applicable allowances, reserves, discounts, returns, credits or offsets (including allowances or reserves for doubtful accounts), excluding the following:

               (i) Receivables for which the Company's or such Encumbered Guarantor's right to receive payment has not been fully earned by performance or is contingent upon the fulfillment of any condition whatsoever or which otherwise do not arise from a bona fide completed transaction;

               (ii) Receivables against which constitute a contra account or against which there are asserted any defenses, counterclaims, discounts (other than normal trade discounts granted in the ordinary course of business), credits or offsets of any nature, whether well-founded or otherwise;

               (iii) Receivables that do not comply with all applicable legal requirements, including all laws, rules, regulations and orders of any Governmental Authority;

               (iv) Receivables which represent a prepayment or progress payment or arising out of the placement of goods on consignment, guaranteed sale or other arrangement by reason of which the payment by the Receivable Debtor may be conditional or contingent;

               (v) Receivables which are not owned by the Company or such Encumbered Guarantor free and clear of all Liens (other than the Liens in favor of the Agent on behalf of the Issuing Lender and the Lenders);

               (vi) Receivables in which the Agent on behalf of the Issuing Lender and the Lenders shall not have a valid and perfected first-priority Lien;

               (vii) Receivables owing by any officer, director, employee, agent, partner, Subsidiary or Affiliate of the Company;

               (viii) Receivables owing by the United States or any department, agency or instrumentality thereof, unless the Agent has agreed to the contrary in writing and the Company has complied with the Federal Assignment of Claims Act with respect to such Receivables;

               (ix) Receivables owing by any Receivable Debtor who is not a resident of or located in the United States or not organized under the laws of the United States or any state thereof;

               (x) Receivables not paid in full within 60 days from invoice due date;

               (xi) Receivables owing by any Receivable Debtor who has failed to make full payment within 60 days from the invoice due date on more than 50% of the aggregate amount of Receivables owing to the Company and the Encumbered Guarantors by such Receivable Debtor;

               (xii) that portion of Receivables owing by any single Receivable Debtor which exceeds 20% of the aggregate amount of Receivables owing to the Company and the Encumbered Guarantors by all Receivable Debtors;

               (xiii) Receivables owing by any Receivable Debtor who is the subject of an Insolvency Proceeding;

               (xiv) Receivables which are evidenced by a promissory note or other instrument;

               (xv) Receivables with respect to which the terms or conditions prohibit or restrict Liens, unless in the determination of the Agent such prohibitions or restrictions are not enforceable under applicable law;

               (xvi) Receivables consisting of payments due under any servicing contracts or agreements; and

               (xvii) Receivables with respect to which the Agent, in its reasonable discretion, deems the creditworthiness or financial condition of the Receivable Debtor to be unsatisfactory or the prospect of payment or performance to be impaired.

     Criteria for eligibility may be fixed and revised from time to time in the sole and absolute discretion of the Administrative Agent; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall provide the Company at least thirty
(30) days prior written notice of any such revision.

     "Encumbered Guarantors" shall mean, collectively, @pos.com, Inc., a Delaware corporation, Telxon Corporation, a Delaware corporation and each other Guarantor who, from time to time hereafter, is required to execute a Security Agreement in accordance with Section 6.15 hereof.

     "Environmental Law" shall mean any applicable law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.) the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and the rules and regulations promulgated pursuant thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Affiliate of the Company would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

     "Eurocurrency Reserve Requirement" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves, under any regulations of the Board of Governors of the Federal Reserve System or any other governmental authority having jurisdiction with respect thereto) as from time to time in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D) maintained by any Lender.

     "Event of Default" shall have the meaning set forth in Article VIII.

     "Existing Indebtedness" shall mean all loans and other obligations of the Company arising under the Prior Credit Agreement.

     "Existing Letters of Credit" shall mean the Standby Letters of Credit issued prior to the date hereof as set forth on Schedule 1.01.

     "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal fund brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal fund brokers of recognized standing selected by the Administrative Agent.

     "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

     "Governmental Authority" shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

     "Guarantors" shall mean, collectively, each Domestic Subsidiary of the Company listed on Schedule 4.11 and each other Domestic Subsidiary who, from time to time hereafter, is required to execute a Guaranty in accordance with
Section 6.12 hereof.

     "Guaranty" shall mean the Guaranty in the form attached hereto as Exhibit B to be executed and delivered by each Guarantor on the Closing Date and thereafter by any Subsidiaries of the Company required to deliver a Guaranty pursuant to Section 6.12 hereof, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, substances, or chemicals regulated as toxic, hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

     "Hedging Agreement" shall mean any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Company and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

     "Increased Commitment Date" shall have the meaning set forth in Section 2.03(a) hereof.

     "Increasing Lender" shall mean any Lender which increases its Revolving Credit Commitment in accordance with Section 2.03(a) or Section 2.03(b) hereof.

     "Indebtedness" shall mean, without duplication, as to any Person or Persons
(a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments; (d) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) obligations and liabilities of the types described in clauses (a) through (d) above, directly or indirectly guaranteed by such Person; (f) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (g) the capitalized portion of obligations of such Person as lessee under Capital Leases; (h) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated in accordance with accepted practice; and (i) all obligations, contingent or otherwise of such Person as an account party or applicant in respect of letters of credit created for the account of such Person.

     "Initial Field Exam" means, the field examination of the Company and its Subsidiaries commenced prior to the Closing Date by representatives of the Agent, which field examination shall include, but not be limited to, reviews of accounts receivable, inventory, accounts payable, taxes and insurance.

     "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "Interest Payment Date" shall mean (a) as to any Prime Rate Loan, the first day of each calendar month during the term hereof; (b) as to any Adjusted Libor Loan, the last day of the Interest Period applicable thereto; and (c) as to any Revolving Credit Loan, on the date such Revolving Credit Loan is paid in full or in part; provided, however, that if any Interest Period for an Adjusted Libor Loan exceeds three months, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date.

     "Interest Period" shall mean with respect to any Adjusted Libor Loan:

     (a) initially, the period commencing on the date such Adjusted Libor Loan is made and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or in its notice of conversion from a Prime Rate Loan, in each case, in accordance with the terms of Articles II and III hereof; and

     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Adjusted Libor Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable written notice to the Administrative Agent not later than 11:00 a.m. New York, New York time three Business Days prior to the last day of the then current Interest Period with respect to such Adjusted Libor Loan and the Administrative Agent shall promptly notify each of the Lenders of such notice; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) if the Company shall fail to give notice as provided in clause (b) above, the Company shall be deemed to have requested conversion of the affected Adjusted Libor Loan to a Prime Rate Loan on the last day of the then current Interest Period with respect thereto;

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

               (iv) no more than (A) five (5) Interest Periods may exist at any one time during such time as the Total Revolving Credit Commitments are $60,000,000 or less, and (B) ten (10) Interest Periods may exist at any one time during such time as the Total Revolving Credit Commitments are in excess of $60,000,000; and

               (v) the Company shall select Interest Periods so as not to require a payment or prepayment of any Adjusted Libor Loan during an Interest Period for such Adjusted Libor Loan.

     "Issuing Lender" shall mean the entity which is the Administrative Agent, in its capacity as the issuer of Letters of Credit hereunder or its successor Issuing Lender permitted pursuant to Section 2.03(e) hereof.

     "LC Fee" shall mean one and one-half percent (1.50%) per annum.

     "Lenders" shall have the meaning set forth in the preamble hereto and shall include the Issuing Lender.

     "Lending Office" shall mean, for each Lender, the office specified under such Lender's name on the signature pages hereof with respect to each Type of Loan, or such other office as a

Lender may designate in writing from time to time to the Company and the Administrative Agent with respect to such Type of Loan.

     "Letter of Credit" shall mean a standby letter of credit, as defined in the International Chamber of Commerce Uniform Customs and Practice for Documentary Credit Publication No. 500 (or any successor publication thereof), issued by the Issuing Lender for the account of the Company pursuant to a Letter of Credit Agreement and the terms of this Agreement as such terms may be amended from time to time. All Letters of Credit shall be denominated in Dollars.

     "Letter of Credit Agreement" shall mean the Issuing Lender's then effective form of Application for Letter of Credit, as such form may be amended from time to time. If there are any conflicts between the provisions of any Letter of Credit Agreement and this Agreement, the provisions of this Agreement shall govern.

     "LIBOR Margin" shall mean, with respect to each Adjusted Libor Loan, the percentage set forth below under the heading "LIBOR Margin" opposite the relevant period, as follows:

          Period                                   LIBOR Margin (360 day basis)
          ------                                   ----------------------------

          At all times prior to delivery of the
          2003 Financial Statements                              2.00%

          At all times from and after delivery
          of the 2003 Financial Statements                       1.75%

     "Lien" shall mean any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under any Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing).

     "Loan Documents" shall mean, collectively, this Agreement, the Revolving Credit Notes, the Security Documents, the Guaranties, the Hedging Agreements and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Lockbox" shall have the meaning set forth in Section 10.02 hereof.

     "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, operations, performance, property or condition (financial or otherwise) of the Company and the Guarantors, taken as a whole, or the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company or any Guarantor to perform in any material respect any material obligations under any Loan Document to which it is a party.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     "Non-Excluded Taxes" shall have the meaning set forth in Section 3.09 hereof.

     "Obligations" shall mean all obligations, liabilities and indebtedness of the Company and any of its Subsidiaries to the Lenders, the Issuing Lender and the Administrative Agent, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, including, without limitation, all obligations, liabilities and indebtedness of the Company and its Subsidiaries arising under this Agreement, the Revolving Credit Notes or any other Loan Document including, without limitation, all obligations, liabilities and indebtedness of the Company with respect to the principal of and interest on the Revolving Credit Loans, reimbursement of Letters of Credit, obligations under any Hedging Agreement, and all fees, costs, expenses and indemnity obligations of the Company and any of its Subsidiaries hereunder or under any other Loan Document (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, and interest that but for the filing of a petition in bankruptcy with respect to any Company, would accrue on such obligations, whether or not a claim is allowed against such Company for such interest in the related bankruptcy proceeding).

     "Participant" shall have the meaning set forth in Section 11.05 hereof.

     "Payment Office" shall mean the Administrative Agent's office located at 300 Broad Hollow Road, Melville, New York 11747 or such other office as the Administrative Agent may designate from time to time in writing.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "Permitted Acquisition" shall mean any acquisition (whether by merger or otherwise) by the Company or any Subsidiary of the Company of more than 50% of the outstanding capital stock, membership interest, partnership interest or other similar ownership interest of a Person which is engaged in a line of business similar to the business of the Company, or such Subsidiary (or reasonable extensions thereof) or the purchase of all or substantially all of the assets owned by such Person; provided that (a) with respect to such Person which is the subject of an acquisition, such acquisition has been (i) approved by the board of directors or other appropriate governing body of such Person or
(ii) recommended for approval by such board of directors or governing body to the shareholders, member, partners, or other owner of such Person, as required under applicable law or by the certificate of incorporation and by-laws or other organizational documents of such Person or (iii) otherwise agreed by the requisite shareholders, members, partners or owners of such Person, as required under applicable law or by the certificate of incorporation and by-laws or other organizational documents of such Person; (b) no acquisition shall be a Permitted Acquisition if a Default or Event of Default shall have occurred and be continuing or would result after giving effect to such acquisition; (c) prior to the closing of any such acquisition, the Company shall have delivered evidence to the Administrative Agent that, on a pro forma basis, the Company will be in compliance with the financial condition covenants of Section 7.13 hereof upon completion of such acquisition; (d) prior to the closing of any such acquisition, the Company shall have delivered to the Administrative Agent notice of the proposed acquisition, including the name of the Person which is the subject of an acquisition, structure of the transaction and the purchase price and all other consideration payable in connection therewith; (e) such acquisition is undertaken in accordance with all applicable requirements of law; and (f) after giving effect to such acquisition, the Permitted Acquisition Consideration for such acquisition when aggregated with the Permitted Acquisition Consideration paid by the Company and its Subsidiaries from all acquisitions occurring after the Closing Date shall not exceed, subject to the next sentence, (i) $50,000,000 prior to the delivery by the Company of the 2002 and 2003 Financial Statements and Filings, and (ii) $100,000,000 after the delivery of the by the Company of the 2002 and 2003 Financial Statements and Filings. If on any date during the Revolving Credit Commitment Period the Company raises funds through the issuance of Subordinated Indebtedness or equity, the amount of Permitted Acquisition Consideration paid as of such date shall be deemed to be reduced in an amount equal to the net proceeds of such issuance, provided that such proceeds have been applied to reduce the outstanding principal balance of Revolving Credit Loans hereunder.

     "Permitted Acquisition Consideration" shall mean, with respect to any Permitted Acquisition, collectively, without duplication, (a) all cash paid by the Company or any of its Subsidiaries in connection with such Permitted Acquisition, including transaction costs, fees and other expenses incurred by the Company or such Subsidiary in connection with such Permitted Acquisition,
(b) all Indebtedness created, and all Indebtedness assumed, by the Company or any of its Subsidiaries in connection with such Permitted Acquisition, including, without limitation, the maximum amount of any purchase price to be paid pursuant to any "earn out" provision contained in the applicable purchase agreements related to such Permitted Acquisition, and (c) the deferred portion of the purchase price or any other costs paid by the Company or any of its Subsidiaries in connection with such Permitted Acquisition, including, but not limited to, consulting agreements and non-compete agreements. For purposes of this definition, if any "earn out" provision in any purchase agreement for any Permitted Acquisition does not provide for a maximum payment, the amount to be calculated pursuant to subsection (b) of this definition with respect to the maximum amount of any purchase price to be paid pursuant to any "earn out" provision, shall be determined by the Administrative Agent, on a reasonable basis, on the basis of the projections provided to the Administrative Agent.

     "Permitted Investments" shall mean (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed or insured by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; or (b) dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; or
(c) money market mutual funds having assets in excess of $2,500,000,000; or (d) commercial paper rated P-1 or A-1, or better, or their equivalent by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively; or (e) tax exempt securities of a U.S. issuer rated AA or better by Standard & Poor's Ratings Group or rated Aa or better by Moody's Investors Service, Inc.

     "Permitted Liens" shall mean the Liens specified in clauses (a) through (k) of Section 7.02 hereof.

     "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership, unincorporated trade or business enterprise or Governmental Authority.

     "Plan" shall mean any multi-employer or single-employer plan defined in and subject to Section 4001 of ERISA, which covers, or at any time during the five calendar years preceding the date of this Agreement covered, employees of the Company, any Guarantor or an ERISA Affiliate on account of such employees' employment by the Company, any Guarantor or an ERISA Affiliate.

     "Prime Rate" shall mean the rate per annum announced by the Administrative Agent from time to time as its prime rate in effect at its principal office. Each change in the Prime Rate shall be effective on the date such change is announced to become effective and shall take place immediately without notice or demand of any kind. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate of interest being charged by the Administrative Agent to any customer.

     "Prime Rate Loans" shall mean Revolving Credit Loans at such times as they are being made and/or maintained at a rate of interest based upon the Prime Rate.

     "Prior Credit Agreement" shall mean the 2000 Amended and Restated Credit Agreement, dated as of August 3, 2000, by and among the Company, Bank of America, N.A., as agent and the several financial institutions from time to time party thereto, as such agreement has been amended, modified or supplemented.

     "Purchasing Lender" shall have the meaning set forth in Section 11.05(c) hereof.

     "Receivable Debtor" means any Person obligated on a Receivable.

     "Receivables" means all rights to payment arising out of the sale or lease of goods or the performance of services in the ordinary and usual course of business, however evidenced.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

     "Required Lenders" shall mean Lenders owed at least 51% of the sum of the aggregate unpaid principal amount of the Revolving Credit Loans or, if no Revolving Credit Loans are outstanding, Lenders having at least 51% of the Total Revolving Credit Commitments.

     "Reserve Adjusted Libor" shall mean, with respect to the Interest Period pertaining to an Adjusted Libor Loan, a rate per annum equal to the product (rounded upwards to the next higher 1/16 of one percent) of (a) the annual rate of interest for Dollar deposits of an amount equal to the amount of the portion of the Adjusted Libor Loan allocable to the Administrative Agent and for a period of time equal to the Interest Period applicable thereto which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on the day that is two Business Days prior to the commencement of such Interest Period, multiplied by
(b) the Eurocurrency Reserve Requirement.

If the rate described in clause (a) above does not appear on the Telerate System on any applicable interest determination date, then the rate described in clause
(a) shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such applicable Interest Period which are offered by four major banks selected by the Administrative Agent in the London interbank market at approximately 11:00 a.m. (London time) on the day that is two Business Days prior to the commencement of such Interest Period. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate described in clause (a) for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate described in clause (a) for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days prior to the commencement of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that Reserve Adjusted Libor for an Adjusted Libor Loan cannot be determined.

     "Revolving Credit Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Credit Loans to the Company and to acquire participations in Letters of Credit issued hereunder in an aggregate amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereof under the caption Revolving Credit Commitment or in the Assignment and Acceptance Agreement executed by such Lender or, with respect to an Additional Lender, in an aggregate amount not to exceed the amount set forth in the agreement executed pursuant to Section 2.03(a) or Section 2.03 (b) hereof, in each case, as such amounts may be adjusted in accordance with the terms of this Agreement.

     "Revolving Credit Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Commitment Termination Date or such earlier date as the Revolving Credit Commitment to extend Revolving Credit Loans shall terminate as provided herein.

     "Revolving Credit Commitment Termination Date" shall mean May 31, 2006.

     "Revolving Credit Loans" shall have the meaning set forth in Section 2.01(a) hereof.

     "Revolving Credit Notes" shall have the meaning set forth in Section 2.02 hereof.

     "Second Stage Increased Commitment Date" shall have the meaning set forth in Section 2.03(b) hereof.

     "Security Agreement" shall mean, the Security Agreement in substantially the form of Exhibit E attached hereto, to be executed and delivered by the Company and each Encumbered Guarantor pursuant to the terms of this Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Security Documents" shall mean the Security Agreement and each other collateral security document delivered to the Administrative Agent hereunder.

     "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature in each case after giving effect to any right of indemnification and contribution of such Person from or to any Affiliate.

     "Subordinated Debt" or "Subordinated Indebtedness" shall mean all debt which is subordinated in right of payment to the prior final payment in full of the obligations of the Company and/or of its Subsidiaries to the Lenders hereunder and under any other Loan Document on subordination terms satisfactory to and approved in writing by the Administrative Agent.

     "Subsidiaries" shall mean, with respect to any Person, any corporation, association or other business entity 50% or more of the voting stock or other ownership interests (including, without limitation, membership interests in a limited liability company) of which is, at the time, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof.

     "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for Dollar deposits). Each Reserve Adjusted Libor rate based on the rate displayed on Telerate Page 3750 shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

     "Telxon/Smart Media Litigation" shall mean the litigation involving Telxon Corporation, a wholly owned subsidiary of the Company, and Smart Media of Delaware, Inc., as more fully described on Schedule 4.06 attached hereto.

     "Total Revolving Credit Commitment" shall mean, at any time, the aggregate of the Revolving Credit Commitments in effect at such time, which, initially, shall be $30,000,000.

     "2002 and 2003 Financial Statements and Filings" shall mean the audited amended consolidated financial statements for Company and its Subsidiaries for the fiscal year ended December 31, 2002, all quarterly unaudited consolidated financial statements for the Company and its Subsidiaries for fiscal year 2003 through and including the quarter ended September 30, 2003, and all Securities and Exchange Commission filings by the Company for such periods, all of which shall be consistent in all material respects with unaudited financial information provided to the Agent by the Company prior to the Closing Date.

     "2003 Financial Statements" shall mean the audited consolidated financial statements for Company and its Subsidiaries for the fiscal year ended December 31, 2003.

     "Type" shall mean as to any Revolving Credit Loan its status as a Prime Rate Loan or an Adjusted Libor Loan.

     "UCP" shall mean the International Chamber of Commerce Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500 or any successor publication thereof.

     "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

     "Unused Fee Rate" shall mean three-eighth of one percent (.375%) per annum.

     SECTION 1.02. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto and any amendments thereof, all of which are by this reference incorporated into this Agreement.

                                   ARTICLE II
                                      LOANS

     SECTION 2.01. REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, each Lender severally agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Company from time to time during the Revolving Credit Commitment Period up to, but not exceeding, at any one time outstanding the amount of its Revolving Credit Commitment; provided, however, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the Aggregate Outstandings would exceed the Available Commitment in effect at such time. During the Revolving Credit Commitment Period, the Company may from time to time borrow, repay and re-borrow Revolving Credit Loans on or after the date hereof and prior to the Revolving Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Loans may be
(i) Adjusted Libor Loans, (ii) Prime Rate Loans or (iii) a combination thereof.

     (b) The Company shall give the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time, three Business Days prior to the date of each proposed Adjusted Libor Loan under this

Section 2.01 or prior to 11:00 a.m. New York, New York time on the date of each proposed Prime Rate Loan under this Section 2.01. Such notice shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing,
(ii) the initial Interest Period if an Adjusted Libor Loan, and (iii) the proposed Borrowing Date. Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Except for borrowings which utilize the full remaining amount of the Total Revolving Credit Commitment, each borrowing of a Prime Rate Loan shall be in an amount not less than $1,000,000 or, if greater, whole multiples of $1,000,000 in excess thereof. Each borrowing of an Adjusted Libor Loan shall be in an amount not less than $5,000,000 or whole multiples of $1,000,000 in excess thereof. Funding of all Revolving Credit Loans shall be made in accordance with Section 3.11 of this Agreement.

     (c) The Company shall have the right, upon not less than five (5) Business Days' prior written notice to the Administrative Agent, to terminate the Total Revolving Credit Commitment or from time to time to permanently reduce the amount of the Total Revolving Credit Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any payments of the Revolving Credit Loans made on the effective date thereof, the Aggregate Outstandings would exceed the Total Revolving Credit Commitment as then reduced; provided, further, that any such termination or reduction requiring prepayment of any Adjusted Libor Loan shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing pursuant to Section 3.08 hereof as a result of such termination or reduction. The Administrative Agent shall promptly notify each Lender of each notice from the Company to terminate or permanently reduce the amount of the Total Revolving Credit Commitment pursuant to this Section 2.01(c). Any such reduction shall be in the amount of $5,000,000 or whole multiples of $1,000,000 in excess thereof, and shall reduce permanently the amount of the Total Revolving Credit Commitment then in effect.

     (d) The several agreements of the Lenders to make Revolving Credit Loans pursuant to this Section 2.01 shall automatically terminate on the Revolving Credit Commitment Termination Date. Upon such termination, the Company shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

     SECTION 2.02. REVOLVING CREDIT NOTE. The Revolving Credit Loans made by each Lender may be evidenced by a promissory note of the Company (individually a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes"), substantially in the form attached hereto as Exhibit A, upon the request of such Lender. Each Revolving Credit Note shall be appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of such requesting Lender in a principal amount equal to the Revolving Credit Commitment of such Lender. Each Revolving Credit Note shall (a) be dated the Closing Date,
(b) be stated to mature on the Revolving Credit Commitment Termination Date, and
(c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section
3.01 hereof; except that any Revolving Credit Notes issued to an Increasing Lender or an Additional Lender pursuant to Section 2.03 hereof shall be dated the Increased Commitment Date. Each Lender is authorized to record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan in such Lender's records or on the grid schedule annexed to the Revolving Credit Note; provided, however, that the failure of a Lender to set forth each such Revolving Credit Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Revolving Credit Loan made by such Lender in accordance with the terms of its Revolving Credit Note and this Agreement. The Revolving Credit Note, the grid schedule and the books and records of each Lender shall constitute presumptive evidence of the information so recorded absent demonstrable error.

     SECTION 2.03. INCREASE IN COMMITMENTS.

     (a) The Agent, with the consent of the Company, shall have the right at any time and from time to time to increase the Total Revolving Credit Commitment hereunder by an amount which is less than or equal to $30,000,000 in the aggregate by (i) requesting (which request may be agreed to or declined by such Lender in its sole discretion) that one or more Lenders increase its respective Revolving Credit Commitment or (ii) by adding to this Agreement one or more financial institutions as a Lender; provided, however, that each such financial institution shall be approved by the Company and the Agent. Such increase in the Total Revolving Credit Commitment shall be effectuated pursuant to an agreement with an Increasing Lender or Additional Lender, as applicable, in form and substance satisfactory to the Company and the Agent pursuant to which (x) in the case of an Additional Lender, such Additional Lender shall undertake a Revolving Credit Commitment, which Revolving Credit Commitment shall be in an amount at least equal to $7,500,000 or any integral multiple of $500,000 in excess thereof, (y) in the case of an Increasing Lender, such Increasing Lender shall increase its Revolving Credit Commitment, which increase in its Revolving Credit Commitment shall be at least equal to $5,000,000 or in integral multiple of $500,000 in excess thereof, and (z) in each case, such Person shall agree to be bound as a Lender under the terms and conditions of this Agreement and the other Loan Documents. Upon the effectiveness of any such agreement and its acknowledgement by the Company and the Agent (the date of any such effectiveness and acknowledgement, an "Increased Commitment Date"), such Additional Lender shall thereupon become a "Lender" for all purposes of this Agreement with a Revolving Credit Commitment in the amount set forth in such agreement or, as applicable, the Revolving Credit Commitment of such Increasing Lender shall be increased in the amount set forth in such agreement, and this Agreement (including the signature page of such Increasing Lender) shall be deemed amended to the extent, but only to the extent, necessary to reflect the addition of such Additional Lender or the increased Revolving Credit Commitment of such Increasing Lender, the resulting adjustment of the Revolving Credit Commitments arising therefrom and the adjustments described in subsection 2.03(e).

     (b) In the event the Total Revolving Credit Commitment has been increased to $60,000,000 pursuant to Section 2.03(a) hereof, the Company shall have the right at any time and from time to time (provided, that such right may not be exercised by the Company more than twice after the Closing Date) to increase the Total Revolving Credit Commitment hereunder by an amount which is less than or equal to $40,000,000 by (i) requesting (which request may be agreed to or declined by such Lender in its sole discretion) that one or more Lenders increase its respective Revolving Credit Commitment or (ii) by adding to this Agreement one or more financial institutions as a Lender; provided, however, that each such financial institution shall be approved by the Company and the Agent. Such increase in the Total Revolving Credit Commitment shall be effectuated pursuant to an agreement with an Increasing Lender or Additional Lender, as applicable, in form and substance satisfactory to the Company and the

Agent pursuant to which (x) in the case of an Additional Lender, such Additional Lender shall undertake a Revolving Credit Commitment, which Revolving Credit Commitment shall be in an amount at least equal to $7,500,000 or any integral multiple of $500,000 in excess thereof, (y) in the case of an Increasing Lender, such Increasing Lender shall increase its Revolving Credit Commitment, which increase in its Revolving Credit Commitment shall be at least equal to $5,000,000 or in integral multiple of $1,000,000 in excess thereof, and (z) in each case, such Person shall agree to be bound as a Lender under the terms and conditions of this Agreement and the other Loan Documents. Upon the effectiveness of any such agreement and its acknowledgement by the Company and the Agent (the date of any such effectiveness and acknowledgement, a "Second Stage Increased Commitment Date"), such Additional Lender shall thereupon become a "Lender" for all purposes of this Agreement with a Revolving Credit Commitment in the amount set forth in such agreement or, as applicable, the Revolving Credit Commitment of such Increasing Lender shall be increased in the amount set forth in such agreement, and this Agreement (including the signature page of such Increasing Lender) shall be deemed amended to the extent, but only to the extent, necessary to reflect the addition of such Additional Lender or the increased Revolving Credit Commitment of such Increasing Lender, the resulting adjustment of the Revolving Credit Commitments arising therefrom and the adjustments described in Section 2.03(e) hereof.

     (c) Any increase in the Total Revolving Credit Commitment pursuant to
Section 2.03(b) shall not be effective unless:

         (i) the Company shall given the Agent notice of such increase at least 15 Business Days (or such shorter period as the Agent may agree to in the given instance) prior to any such proposed Increased Commitment Date;

         (ii) no Default or Event of Default shall have occurred and be continuing as of the date of the notice referred to in the foregoing clause (i) or on the Second Stage Increased Commitment Date; and

         (iii) the representations and warranties of the Company in Article IV hereof and of the Guarantors in the Guaranty shall be true and correct on and as of the date of the notice referred to in clause (i) and on and as of the Second Stage Increased Commitment Date with the same effect as if made on and as of such notice date or Second Stage Increased Commitment Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

Each notice given by the Company pursuant to subsection 2.03(c)(i) shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Second Stage Increased Commitment Date, and after giving effect to the increase in the Total Revolving Credit Commitment effective thereon, that the conditions in this subsection 2.03(c) are satisfied.

     (d) Effective on each Increased Commitment Date and each Second Stage Increased Commitment Date, (i) the amount of each Lender's risk participation in all outstanding Letters of Credit shall be deemed to be automatically increased or decreased, as applicable, to reflect any changes in such Lender's Commitment Proportion after giving effect to the increase in the Total Revolving Credit Commitment effective thereon, and (ii) the amount of the Revolving Credit Loans then outstanding and held by each Lender shall be adjusted to reflect any such changes in such Lender's Commitment Proportion. Each Lender having Revolving Credit Loans then outstanding and whose Commitment Proportion has been decreased as a result of the increase in the Total Revolving Credit Commitment shall be deemed to have assigned, without recourse, such portion of such Revolving Credit Loans as shall be necessary to effectuate such adjustment to the Additional Lenders and Increasing Lenders. Each Additional Lender and Increasing Lender shall (x) be deemed to have assumed such portion of such Revolving Credit Loans and (y) fund on the Increased Commitment Date or Second Stage Increased Commitment Date, as applicable, such assumed amounts to the Agent for the account of the assigning Lender in accordance with the provisions hereof.

     (e) The Agent shall promptly notify the Lenders and the Company of any increase in the Total Revolving Credit Commitment under this Section 2.03 and of each Lender's Commitment Proportion after giving effect to any such increase.

     (f) The Company agrees to execute Revolving Credit Notes in favor of each Additional Lender and each Increasing Lender upon the request of such Lender to evidence such Lender's Revolving Credit Commitment after giving effect to such increase to the Total Revolving Credit Commitment and to execute such other documents as the Agent shall deem necessary and appropriate to give effect to this Section 2.03; provided that any Increasing Lender who has requested a new Revolving Credit Note in an amount equal to its increased Revolving Credit Commitment shall have returned for cancellation any other Revolving Credit Notes previously issued to it under this Agreement.

     SECTION 2.04. LETTERS OF CREDIT.

     (a) Generally. Subject to the terms and conditions set forth in this Agreement, upon the written request of the Company in accordance herewith, the Issuing Lender shall issue Letters of Credit at any time during the Revolving Credit Commitment Period with pro rata participation by all of the Lenders in accordance with their respective Commitment Proportions. Notwithstanding the foregoing, at no time shall the Aggregate Letters of Credit Outstandings exceed $5,000,000, and no Letter of Credit shall be issued if, after giving effect to the same, the Aggregate Outstandings would exceed the Available Commitment. Each request for issuance of a Letter of Credit shall be in writing and shall be received by the Issuing Lender by no later than 12:00 noon, New York, New York time, on the day which is at least two Business Days prior to the proposed date of issuance or creation. Such issuance shall occur by no later than 5:00 p.m. on the proposed date of issuance (assuming proper prior notice as aforesaid). Subject to the terms and conditions contained herein, the expiry date and the amount and beneficiary of the Letters of Credit will be as designated by the Company. The Issuing Lender shall promptly notify the Administrative Agent and the Lenders of the amounts of all Letters of Credit issued hereunder and of any extension, reduction, termination or amendment of any Letter of Credit. Each Letter of Credit issued by the Issuing Lender hereunder shall identify: (i) the dates of issuance and expiry of such Letter of Credit, (ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary of such Letter of Credit, and (iv) the drafts and other documents necessary to be presented to the Issuing Lender upon drawing thereunder. In no event shall any Letter of Credit expire (or by its terms be required to be paid or extended, renewed, financed or refinanced to a date) after the Revolving Credit Commitment Termination Date. The Company agrees to execute and deliver to the Issuing Lender such further documents and instruments in connection with any Letter of Credit issued hereunder (including without limitation, applications therefor) as the Issuing Lender in accordance with its customary practices may reasonably request.

     (b) Drawings Under Letters of Credit. The Company hereby absolutely and unconditionally promises to pay the Issuing Lender not later than 12:00 noon (New York, New York time) the amount of each drawing under a Letter of Credit if the Company receives notice of such drawing prior to 10:00 a.m., New York, New York time, on the date of such drawing, or if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon (New York, New York time), on the Business Day immediately following the day that the Company receives such notice; provided, however, if any drawing was in an amount not less than $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.01 hereof that such payment be financed with a Revolving Credit Loan which is a Prime Rate Loan in an equivalent amount, and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by such a Prime Rate Loan. Such request shall be made by the Company on the date of receipt of notice from the Issuing Lender of a drawing under a Letter of Credit. The Issuing Lender shall notify the Administrative Agent and each Lender of such request in accordance with Section 2.01 hereof. If the Company has not requested that such payment be financed with a Prime Rate Loan and the Company fails to make such payment when due, the Issuing Lender shall notify each Lender of the amount of the drawing under the applicable Letter of Credit. Each Lender agrees that on the first Business Day after receipt of such notice, it will immediately make available by no later than 12:00 noon New York, New York time, to the Issuing Lender at its office located at the Payment Office in immediately available funds, its Commitment Proportion of such drawing, provided (i) each Lender's obligation shall be reduced by its Commitment Proportion of any reimbursement by the Company in respect of any such drawing pursuant to this
Section 2.04 and (ii) no Lender shall be required to make payments to the Issuing Lender with respect to a drawing or payment which the Company reimbursed with the proceeds of a Revolving Credit Loan, as contemplated above, if such Lender fully funded its Commitment Proportion of such Revolving Credit Loan in accordance with Section 3.11 hereof. Any payment made by a Lender pursuant to this Section 2.04(b) to reimburse the Issuing Lender for any drawing under a Letter of Credit (other than a Prime Rate Loan as contemplated above) shall not constitute a Revolving Credit Loan and shall not relieve the Company of its obligation to reimburse the Issuing Lender for such drawing. Each drawing under a Letter of Credit which is not paid on the date such drawing is made, shall accrue interest for each day from and including the date of such drawing, to but excluding the date that the Company reimburses the Issuing Lender in full for such drawing, at the rate per annum then applicable to Revolving Credit Loans which are Prime Rate Loans; provided, however, that if the Company fails to reimburse such drawing when due pursuant to this paragraph (b), then the Company shall pay to the Issuing Lender interest on the amount of such drawing at the rate per annum set forth in Section 3.01(c) hereof. Interest accruing pursuant to the preceding sentence shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to this Section 2.04(b) to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment. The Issuing Lender shall promptly notify the Administrative Agent and the Company of each drawing under a Letter of Credit.

     (c) Letter of Credit Obligations Absolute.

         (i) The obligation of the Company to reimburse the Issuing Lender as provided hereunder in respect of drawings under Letters of Credit shall rank pari passu with the obligation of the Company to repay the Revolving Credit Loans hereunder, and shall be absolute and unconditional under any and all circumstances subject to subsection (ii) below. Without limiting the generality of the foregoing, the obligation of the Company to reimburse the Issuing Lender in respect of drawings under Letters of Credit shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such drawing or the legality, validity, regularity or enforceability of the Letters of Credit or any related document, even though such document shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company, the beneficiary of any Letter of Credit, or any financial institution or other party to which any Letter of Credit may be transferred. The Issuing Lender may accept or pay any draft presented to it under any Letter of Credit regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented or negotiated on or before the expiry date of such Letter of Credit or any renewal or extension thereof then in effect, and is in substantial compliance with the terms and conditions of such Letter of Credit. Furthermore, neither the Issuing Lender nor any of its correspondents nor any Lender shall be responsible, as to any document presented under a Letter of Credit which appears to be regular on its face, and appears on its face to be in substantial compliance with the terms of the Letter of Credit, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit, or for failure of any Person to note the amount of any draft on the reverse of the Letter of Credit. The Issuing Lender shall have the right, in its sole discretion, to decline to accept any documents and to decline to making payment under any Letter of Credit if the documents presented are not in strict compliance with the terms of such Letter of Credit.

         (ii) Any action, inaction or omission on the part of the Issuing Lender or any of its correspondents under or in connection with any Letter of Credit or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable, shall be binding upon the Company and shall not place the Issuing Lender or any of its correspondents or any Lender under any liability to the Company in the absence of (x) gross negligence or willful misconduct by the Issuing Lender or its correspondents or (y) the failure by the Issuing Lender to pay under a Letter of Credit after presentation of a draft and documents strictly complying with such Letter of Credit unless the Issuing Lender is prohibited from making such payment pursuant to a court order. The Issuing Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided hereunder, be governed by the UCP to the extent applicable and not inconsistent with the laws of the State of New York.

     (d) Obligations of Lenders in Respect of Letters of Credit. Each Lender acknowledges that each Letter of Credit issued by the Issuing Lender pursuant to this Agreement is issued by the Issuing Lender on behalf of and with the ratable participation of all of the Lenders (i.e., in accordance with their respective Commitment Proportions), and each Lender agrees to make the payments required by subsection (b) above and agrees to be responsible for its pro rata share of all liabilities incurred by the Issuing Lender with respect to each Letter of Credit issued, established, opened or extended by the Issuing Lender pursuant to this Agreement for the account of the Company hereunder. Each Lender agrees with the Issuing Lender and the other Lenders that its obligation to make the payments required by subsection (b) above shall not be affected in any way by any circumstances (other than the gross negligence or willful misconduct of the Issuing Lender) occurring before or after the making of any payment by the

Issuing Lender pursuant to any Letter of Credit, including, without limitation:
(i) any modification or amendment of, or any consent, waiver, release or forbearance with respect to, any of the terms of this Agreement or any other instrument or document referred to herein; (ii) the existence of any Default or Event of Default; or (iii) any change of any kind whatsoever in the financial position or credit worthiness of the Company.

     (e) Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to
Section 3.04 hereof. From and after the effective date of any such replacement,
(i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter, and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (f) Existing Letters of Credit. The Company and the Lenders agree that from and after the time when the Total Revolving Credit Commitments equal or exceed $45,000,000, subject to the satisfaction of the conditions set forth in Section 5.02, the Existing Letters of Credit, other than the Existing Letter of Credit described on Schedule 1.01 as LOC# S00038469 with The Bank of New York, shall be Letters of Credit for all purposes of this Agreement (other than with respect to opening or transaction fees and the payment commission made or accrued prior to the date hereof, which fees and commissions shall be for the sole account of the financial institution issuing the same). The Lenders hereby affirm that on and after such time, they will accept their pro rata participation in the Existing Letters of Credit in accordance with their respective Commitment Proportions.


                                   ARTICLE III
                PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
                                FEES AND PAYMENTS

     SECTION 3.01. INTEREST RATE; CONTINUATION AND CONVERSION OF LOANS.

         (a) Each Prime Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Prime Rate.

         (b) Each Adjusted Libor Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus the applicable LIBOR Margin.

         (c) Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of the Revolving Credit Loans shall, at the option of the Agent and the Required Lenders, bear interest payable on demand at a rate of 2% per annum in excess of the interest rate otherwise then in effect.

         (d) The Company may elect from time to time to convert outstanding Revolving Credit Loans from Adjusted Libor Loans to Prime Rate Loans by giving the Administrative Agent (i) with respect to conversions occurring on a day other than the last day of an Interest Period with respect thereto, at least three Business Days' prior irrevocable written notice of such election or (ii) with respect to conversions occurring on the last day of an Interest Period with respect thereto, prior to 11:00 a.m. New York, New York time on the date of such conversion; provided that any such conversion of Adjusted Libor Loans made on a day other than the last day of an Interest Period with respect thereto shall only be made upon payment in full of any amounts owing pursuant to Section 3.08 hereof as a result of such conversion. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. The Company may elect from time to time to convert outstanding Revolving Credit Loans from Prime Rate Loans to Adjusted Libor Loans by giving the Administrative Agent irrevocable written notice of such election not later than 11:00 a.m. New York, New York time, three Business Days prior to the date of the proposed conversion. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Prime Rate Loans may be converted as provided herein, provided that each conversion shall be in the principal amount of $5,000,000 or whole multiples of $1,000,000 in excess thereof, and further provided that no Default or Event of Default shall have occurred and be continuing. Any conversion to or from Adjusted Libor Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Adjusted Libor Loans having the same Interest Period shall not be less than $5,000,000.

         (e) Any Adjusted Libor Loan in a minimum principal amount of $5,000,000 may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in the definition of Interest Period; provided, that no Adjusted Libor Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the Interest Period in effect when the Administrative Agent is notified, or otherwise has actual knowledge, of such Default or Event of Default.

         (f) If the Company shall fail to select the duration of any Interest Period for any Adjusted Libor Loan in accordance with the definition of "Interest Period" set forth in Section 1.01 hereof, the Company shall be deemed to have selected an Interest Period of one month.

         (g) No Revolving Credit Loan may be converted to or continued as an Adjusted Libor Loan with an Interest Period that extends beyond the Revolving Credit Commitment Termination Date.

         (h) Anything in this Agreement or in any Revolving Credit Note to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to a Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to such Lender limiting the rates of interest that may be charged or collected by such Lender. In each such event payments of interest required to be paid to such Lender shall be calculated at the highest rate permitted by applicable law until such time as the rates of interest required hereunder may lawfully be charged and collected by such Lender. If the provisions of this Agreement or any Revolving Credit Note would at any time otherwise require payment by the Company to any Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to such Lender shall be reduced to the extent necessary so that such Lender shall not receive interest in excess of such maximum amount.

         (i) Interest on each Revolving Credit Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed. Any rate of interest on the Revolving Credit Loans or other Obligations which is computed on the basis of the Prime Rate shall change when and as the Prime Rate changes in accordance with the definition thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, absent demonstrable error, be conclusive and binding for all purposes.

     SECTION 3.02. USE OF PROCEEDS. The proceeds of the Revolving Credit Loans shall be used (a) to pay the Existing Indebtedness, (b) for general working capital of the Company and other corporate purposes in the ordinary course of business, and (c) to finance the purchase price of Permitted Acquisitions, capital expenditures, stock repurchases and other corporate purchases not otherwise prohibited hereunder. Letters of Credit shall be issued by the Issuing Lender for the account of the Company and shall be issued for purposes in connection with, and in the ordinary course of, the business of the Company and its Subsidiaries consistent with historical purposes of standby letters of credit issued for the Company prior to the date hereof.

     SECTION 3.03. PREPAYMENTS. (a) Voluntary. The Company may, at any time and from time to time, prepay the then outstanding Revolving Credit Loans, in whole or in part, without premium or penalty, except as provided in Section 3.08 hereof, upon written notice to the Administrative Agent (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time, three Business Days before the date of prepayment with respect to prepayments of Adjusted Libor Loans, or 11:00 a.m. New York, New York time one Business Day before the date of prepayment with respect to Prime Rate Loans. Each notice shall be irrevocable and shall specify the date and amount of prepayment and whether such prepayment is of Adjusted Libor Loans or Prime Rate Loans or a combination thereof, and if a combination thereof, the amount of prepayment allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Company shall make such prepayment, and the amount specified in such notice shall be due and payable, on the date specified therein. Each partial prepayment pursuant to this Section 3.03 hereof shall be in a principal amount of (i) $5,000,000 or whole multiples of $1,000,000 in excess thereof with respect to Adjusted Libor Loans and (ii) $1,000,000 or whole multiples of $500,000 in excess thereof with respect to Prime Rate Loans.

         (b) Mandatory. To the extent that the Aggregate Outstandings exceed the Available Commitment, then the Company shall immediately prepay the Revolving Credit Loans to the extent necessary to cause compliance with the foregoing. To the extent that such prepayments are insufficient to cause such compliance, the Company shall pledge to the

Administrative Agent for the ratable benefit of the Lenders, Cash Collateral in an amount equal to the amount of such shortfall, which Cash Collateral shall secure the reimbursement obligations of the Company to the Issuing Lender with respect to drawings under Letters of Credit.

     All prepayments shall be applied, first, to Prime Rate Loans outstanding and second, to Adjusted Libor Loans outstanding, in such order as the Administrative Agent shall determine in its sole and absolute discretion. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

     SECTION 3.04. FEES.

         (a) The Company agrees to pay to the Administrative Agent for the account of, and pro rata distribution to, each Lender a commitment fee on the average daily unused portion of the Total Revolving Credit Commitment from the Closing Date until the Revolving Credit Commitment Termination Date at a rate per annum equal to the Unused Fee Rate, based on a year of 360 days, payable in arrears on the last Business Day of each calendar quarter commencing December 31, 2003, on the Revolving Credit Commitment Termination Date, and on each date the Total Revolving Credit Commitment is permanently reduced in whole or in part.

         (b) The Company shall pay to the Administrative Agent for the account of, and pro rata distribution to, the Lenders, an annual commission with respect to the Lenders' participation in Letters of Credit equal to the LC Fee multiplied by the face amount of each Letter of Credit issued hereunder. Such fees with respect to Letters of Credit shall be payable in advance on the date of issuance of each Letter of Credit and, if still outstanding, on each anniversary of the date of issuance thereafter. All commissions and fees shall be computed on the basis of a year of three hundred and sixty (360) days and shall be payable for the actual number of days elapsed.

         (c) The Company shall pay to the Issuing Lender, upon its demand and for its own account, the customary fees charged by the Issuing Lender with respect to the issuance, amendment, renewal or extension of any Letter of Credit or the processing of drawings thereunder.

         (d) The Company agrees to pay such other fees as separately agreed to between the Agent and the Company.

     SECTION 3.05. INABILITY TO DETERMINE INTEREST RATE. In the event that the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Company, absent demonstrable error) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Libor applicable pursuant to Section 3.01(b) hereof for any requested Interest Period with respect to (a) the making of an Adjusted Libor Loan, (b) an Adjusted Libor Loan that will result from the requested conversion of a Prime Rate Loan into an Adjusted Libor Loan, or (c) the continuation of an Adjusted Libor Loan beyond the expiration of the then current Interest Period with respect thereto, the Administrative Agent shall forthwith give notice by telephone of such determination, promptly confirmed in writing, to the Company and each Lender of such determination. Until the Administrative Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the Company shall not have the right to request or continue an Adjusted Libor Loan or to convert a Prime Rate Loan to an Adjusted Libor Loan.

     SECTION 3.06. ILLEGALITY. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Adjusted Libor Loans as contemplated by this Agreement, such Lender shall forthwith give notice by telephone of such circumstances, promptly confirmed in writing, to the Administrative Agent, which notice the Administrative Agent shall promptly transmit to the Company and the other Lenders and (a) the commitment of such Lender to make and to allow conversion to or continuations of Adjusted Libor Loans shall forthwith be cancelled for the duration of such illegality and (b) the Revolving Credit Loans then outstanding as Adjusted Libor Loans, if any, shall be converted automatically to Prime Rate Loans on the next succeeding last day of each Interest Period applicable to such Adjusted Libor Loans or within such earlier period as may be required by law. The Company shall pay to such Lender, upon demand, any additional amounts required to be paid pursuant to Section 3.08 hereof.

     SECTION 3.07. INCREASED COSTS. (a) In the event that any introduction of or change in, after the date hereof, any applicable law, regulation, treaty, order, directive or in the interpretation or application thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law, of or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

               (i) shall subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Revolving Credit Note, any Revolving Credit Loan, or any Letter of Credit or change the basis of taxation of payments to such Lender or the Issuing Lender of principal, interest, fees or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of such Lender or the Issuing Lender or Lending Office of such Lender or the Issuing Lender and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Lending Office or the Issuing Lender's lending office is located, or by any jurisdiction in which such Lender is organized, has its principal office or is managed and controlled); or

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender or the Issuing Lender; or

               (iii) shall impose on any Lender or the Issuing Lender any other condition, or change therein;

and the result of any of the foregoing is to increase the cost to such Lender or the Issuing Lender of making, renewing or maintaining or participating in advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which such Lender or the Issuing Lender deems material, then, in any such case, the Company shall pay such Lender or the Issuing Lender, such additional amount or amounts as such Lender or the Issuing Lender shall have determined will compensate such Lender or the Issuing Lender for such increased costs or reduction.

         (b) If any Lender or the Issuing Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or the Issuing Lender (or any lending office of any Lender or the Issuing Lender which funds Revolving Credit Loans hereunder) or any Lender's or the Issuing Lender's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Lender to be material, then from time to time, the Company shall pay to such Lender or the Issuing Lender the additional amount or amounts as such Lender or the Issuing Lender shall have determined will compensate such Lender or such Lender's or the Issuing Lender's holding company for such reduction. Such Lender's or the Issuing Lender's determination of such amounts shall be conclusive and binding on the Company absent demonstrable error.

         (c) A certificate of a Lender setting forth the amount or amounts payable pursuant to Sections 3.07(a) and 3.07(b) hereof shall be conclusive absent demonstrable error. Notwithstanding anything to the contrary set forth in this Section 3.07, the Company shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than fifteen (15) months prior to the date that such Lender notifies the Company of such Lender's intention to claim compensation therefor. The Company shall pay such Lender or the Issuing Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

         (d) In the event any Lender or the Issuing Lender shall be entitled to compensation pursuant to Section 3.07(a) or Section 3.07(b) hereof, it shall promptly notify the Administrative Agent and the Company of the event by reason of which it has become so entitled; provided, however, no failure on the part of any Lender or the Issuing Lender to demand compensation under clause (a) or clause (b) above on one occasion shall constitute a waiver of its right to demand compensation on any other occasion.

     SECTION 3.08. INDEMNITY.

     The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense which such Lender may sustain or incur, including, without limitation, interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain Adjusted Libor Loans hereunder, as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Adjusted Libor Loan, (b) default by the Company to accept or make a borrowing of an Adjusted Libor Loan or a conversion into or continuation of an Adjusted Libor Loan after the Company has requested such borrowing, conversion or continuation,
(c) default by the Company in making any prepayment of any Adjusted Libor Loan after the Company gives a notice in accordance with Section 3.03 hereof and/or
(d) the making of any payment or prepayment (whether as a mandatory or optional prepayment or by acceleration or otherwise) of an Adjusted Libor Loan or the making of any conversion of an Adjusted Libor Loan to a Prime Rate Loan on a day which is not the last day of the applicable Interest Period with respect thereto. A certificate of a Lender setting forth such amounts shall be conclusive absent demonstrable error. The Company shall pay such Lender the amount shown as due on any certificate within ten days after receipt thereof.

     SECTION 3.09. TAXES. (a) All payments made by the Company under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) income and franchise taxes (imposed in lieu of income taxes) imposed on the Administrative Agent, the Issuing Lender or a Lender as a result of a present, former or future connection between the jurisdiction of the government or the taxing authority imposing such tax and the Administrative Agent, Issuing Lender or Lender or the lending office of the Administrative Agent, Issuing Lender or Lender (excluding a connection arising solely from the Administrative Agent, Issuing Lender or Lender having executed this Agreement, the Revolving Credit Notes or the Loan Documents) or any political subdivision or taxing authority thereof or therein, and (ii) taxes (including withholding taxes) imposed by reason of the failure of the Administrative Agent, Issuing Lender or Lender, if organized outside of the United States, to comply with Section 3.09(c) hereof (or the inaccuracy at any time of the certificates, documents or other evidence delivered thereunder) (such non-excluded taxes being called "Non-Excluded Taxes"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Administrative Agent, the Issuing Lender or any Lender hereunder, or under the Revolving Credit Notes, the amount so payable to the Administrative Agent, the Issuing Lender or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the Issuing Lender or such Lender (after payment of all Non-Excluded Taxes and free and clear of all liability in respect of such Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Revolving Credit Notes provided, however, that the Company shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are United States withholding taxes imposed (or branch profits taxes imposed in lieu thereof) on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such Non-Excluded Taxes pursuant to this Section 3.09(a), or (ii) that are imposed as a result of any event occurring after the Lender becomes a Lender other than a change in law or regulation or the introduction of any law or regulation or a change in interpretation or administration of any law. Whenever any Non-Excluded Taxes are payable by the Company, within 30 days after payment therefor, the Company shall send to the Administrative Agent for its own account or for the account of the Issuing Lender or such Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If the Company fails to pay Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent, the Issuing Lender and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Issuing Lender or such Lender as a result of any such failure together with any expenses payable by the Administrative Agent, the Issuing Lender or such Lender in connection therewith; provided that the Administrative Agent, Issuing Lender or Lender has provided the Company with notice thereof as required by Section 11.01, accompanied by a demand for payment.

     (b) If a Lender or the Administrative Agent becomes aware that it is entitled to claim a refund from a governmental authority in respect of any Non-Excluded Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this
Section 3.09, it promptly shall notify the Company in writing of the availability of such refund claim and shall make a timely claim to such taxation authority for such refund at the Company's expense. If a Lender or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) or a permanent net tax benefit in respect of any Non-Excluded Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section 3.09, it shall within 30 days from the date of such receipt pay over the amount of such refund or permanent net tax benefit to the Company, net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that the Company, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to the Company (plus penalties, interest or other reasonable charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to such taxation authority or loses such net tax benefit.

     (c) On or before the date on which it becomes a party to this Agreement, each Lender that is not organized under the laws of the United States or a state thereof agrees that it will deliver to the Company and the Administrative Agent
(i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and
(ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, an Internal Revenue Service Form W-8BEN or successor applicable form, and a statement in the form of Exhibit F hereto. Each Lender which delivers to the Company and the Administrative Agent a Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to the Administrative Agent two further copies of the said statement and Form W-8BEN or W-8ECI, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such statement or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent statement or form previously delivered by it to the Administrative Agent, and such extensions or renewals thereof as may be requested by the Administrative Agent, certifying in the case of a Form W-8BEN or W-8ECI that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender shall promptly notify the Company and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered above-mentioned form or statement (or successor thereto) to the Company and the Administrative Agent.

     (d) For any period with respect to which a Lender has failed to provide the Company with the appropriate form described in subsection 3.09(c) above (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection 3.09(c) above), such Lender shall not be entitled to indemnification under Section 3.09 with respect to Non-Excluded Taxes imposed by reason of such failure; provided, however, that should a Lender become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as the Lender reasonably shall request to assist the Lender in recovering such Non-Excluded Taxes.

     SECTION 3.10. PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Company from the Lenders, each conversion of a Revolving Credit Loan pursuant to
Section 3.01(d) hereof or continuation of a Revolving Credit Loan pursuant to
Section 3.01(e) hereof, each payment by the Company on account of any fee (other than with respect to fees which are expressly payable to the Administrative Agent or the Issuing Lender for its own account), reimbursements by the Company to the Issuing Lender with respect to drawings under Letters of Credit pursuant to Section 2.04 hereof, and any reduction of the Revolving Credit Commitments of the Lenders hereunder shall be made pro rata according to the respective relevant Commitment Proportions of the Lenders. Each payment (including each prepayment) by the Company on account of principal of and interest on each Revolving Credit Loan shall be made pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans held by each Lender. All payments (including prepayments) to be made by the Company on account of principal, interest, fees and reimbursement obligations shall be made without set-off or counterclaim and, with respect to payments of the Revolving Credit Loans shall be made to the Administrative Agent, for the account of the Lenders (except as specified above), at the Payment Office of the Administrative Agent in Dollars in immediately available funds. The Administrative Agent shall distribute such payments with respect to Revolving Credit Loans to the Lenders promptly upon receipt in like funds by wire transfer of each Lender's portion of such payment to such Lender for the account of its Lending Office. The Administrative Agent may, in its sole discretion, directly charge principal and interest payments due in respect of the Revolving Credit Loans to the Company's accounts at the Payment Office or other office of the Administrative Agent, if any. Except as otherwise provided in the definition of "Interest Period", if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     SECTION 3.11. FUNDING AND DISBURSEMENT OF LOANS. (a) Each Lender shall make each Revolving Credit Loan to be made by it hereunder available to the Administrative Agent at the Payment Office for the account of such office and the Administrative Agent by 1:00 p.m. New York, New York time on the Borrowing Date in Dollars in immediately available funds. Unless any applicable condition specified in Article V has not been satisfied, the amount so received by the Administrative Agent will be made available to the Company at the Payment Office by crediting the account of the Company with such amount and in like funds as received by the Administrative Agent; provided, however, that if the proceeds of any Revolving Credit

Loan or any portion thereof are to be used to prepay outstanding Revolving Credit Loans or Letter of Credit obligations, then the Administrative Agent shall apply such proceeds for such purpose to the extent necessary and credit the balance, if any, to the Company's account.

     (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a proposed Borrowing Date that such Lender will not make the amount which would constitute its Commitment Proportion of the borrowing on such Borrowing Date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is not made available to the Administrative Agent until a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand interest on such Lender's Commitment Proportion of such borrowing at a rate equal to the greater of (i) the daily average Federal Funds Effective Rate and
(ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation during such period, from and including such Borrowing Date to the date on which such Lender's Commitment Proportion of such borrowing shall have become immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts due pursuant to this Section 3.11(b) shall be conclusive absent demonstrable error. Nothing herein shall be deemed to relieve any Lender from its obligations to fulfill its commitment hereunder or to prejudice any right which the Company may have against any Lender as a result of any default by such Lender hereunder.

     SECTION 3.12. MITIGATION, OBLIGATIONS; REPLACEMENT OF LENDERS.

     (a) Each Lender agrees to use reasonable efforts to designate an alternate Lending Office with respect to any Type of Revolving Credit Loan affected by the events or circumstances described in Section 3.07 or Section 3.09 hereof to avoid or minimize the Company's liability thereunder; provided, however, that such efforts shall not cause the imposition on such Lender of any additional cost or legal, regulatory or administrative burdens deemed by such Lender, in its sole discretion, to be material.

     (b) If any Lender is affected by the events or circumstances described in Sections 3.07 or 3.09 and requests additional compensation pursuant to the terms of this Agreement, or if any Lender defaults in its obligation to fund Revolving Credit Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (and in accordance with the restrictions set forth in Section 11.05 hereof), all its interests, rights, and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); provided, that (i) the Company shall have received the prior written consent of the Administrative Agent, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Revolving Credit Loans, accrued interest thereon, accrued fees and other amounts payable to it hereunder from the assignee (to the extent of the outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation pursuant to Section 3.07 hereof or payments required to be made pursuant to
Section 3.09, such assignment will result in a reduction of such compensation or payments. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegations cease to apply.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders to enter into this Agreement and to make the Revolving Credit Loans herein provided for, the Company represents and warrants to the Administrative Agent and each Lender that:

     SECTION 4.01. ORGANIZATION, POWERS. The Company and each Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority to own its assets and to carry on its business as now being conducted, and (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the corporate power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation, with respect to the Company, the power to obtain extensions of credit hereunder and to execute and deliver the Revolving Credit Notes.

     SECTION 4.02. AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Company of this Agreement, and the other Loan Documents to which it is a party, the borrowings and the other extensions of credit to the Company hereunder, and the execution, delivery and performance by each Guarantor of the Loan Documents to which such Guarantor is a party, (a) have been duly authorized by all requisite corporate action, (b) will not violate or require any consent under (i) any provision of law applicable to the Company or any Guarantor or any applicable rule or regulation of any Governmental Authority, or (ii) the certificate of incorporation or by-laws of the Company or the certificate of incorporation, by-laws, or other organizational documents, as applicable, of any Guarantor, or (iii) any order of any court or other Governmental Authority binding on the Company or any Guarantor, except to the extent such violation or failure to obtain such consent could not reasonably be expected to have a Material Adverse Effect, and (c) will not be in conflict with, result in a breach of, require any consent under or constitute (with due notice and/or lapse of time) a default under, any indenture, agreement or other instrument to which the Company or any Guarantor is a party, or by which the Company or any Guarantor or any of their respective properties are bound, which conflict, breach, failure to obtain consent or default could reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any Lien, of any nature whatsoever upon any of the property or assets of the Company or any Guarantor of the Company other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which the Company or any Guarantor is a party constitutes a legal, valid and binding obligation of the Company and each such Guarantor, as the case may be, enforceable against the Company and each such Guarantor, as the case may be, in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors' rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

     SECTION 4.03. FINANCIAL CONDITION.

     (a) The Company has heretofore furnished to each Lender (i) the Company-prepared draft unaudited consolidated balance sheet of the Company and its Subsidiaries and the related draft consolidated statements of income of the Company and its Subsidiaries for the fiscal year ended December 31, 2002 and
(ii) the Company-prepared draft unaudited consolidated balance sheet of the Company and its Subsidiaries and the related draft consolidated statements of income of the Company and its Subsidiaries for the fiscal quarters ended March 31, 2003 and June 30, 2003 and for the six month period ended June 30, 2003. Such draft financial statements were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis, and, subject to adjustments to be determined by Deloitte & Touche, independent certified public accountants in connection with the Company's issuance of its amended audited consolidated financial statements for the fiscal year ended December 31, 2002, fairly present the financial condition and results of operations of the Company as of the date of such financial statements and for the periods to which they relate and, except as set forth on Schedule 4.03, since June 30, 2003, no event or condition has occurred which could reasonably be expected to have a Material Adverse Effect. Other than obligations and liabilities arising in the ordinary course of business since June 30, 2003, there are no obligations or liabilities contingent or otherwise, of the Company or any of its Subsidiaries which are not reflected or disclosed on such unaudited draft statements.

         (b) The Company and each of the Guarantors is Solvent.

     SECTION 4.04. TAXES.

     The Company and each Subsidiary of the Company has filed or has caused to be filed all tax returns (foreign, federal, state and local) required to be filed (including, without limitation, with respect to payroll and sales taxes) and the Company and each Subsidiary of the Company has paid all taxes (including, without limitation, all payroll and sales taxes), assessments and governmental charges and levies shown thereon to be due, including interest and penalties, except (a) where the failure to file such tax returns or pay such taxes, charges or levies could not reasonably be expected to have a Material Adverse Effect and (b) taxes, assessments and governmental charges and levies being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with Generally Accepted Accounting Principles, consistently applied, shall have been provided on the books of the Company and its Subsidiaries.

     SECTION 4.05. TITLE TO PROPERTIES. Except as may result from matters set forth on Schedule 4.05, the Company and each Subsidiary of the Company has good title to all of its respective real properties except for such properties as have been disposed of as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business and except for such defects in title that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such properties are free and clear of all Liens other than Permitted Liens.

     SECTION 4.06. LITIGATION. (a) Except as set forth on Schedule 4.06, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any

Subsidiary of the Company) pending or threatened against or affecting the Company or any Subsidiary of the Company at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which could reasonably be expected to result in a Material Adverse Effect; and (b) neither the Company nor any Subsidiary of the Company is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

     SECTION 4.07. AGREEMENTS. Neither the Company nor any Subsidiary of the Company is a party to any agreement, indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.08. COMPLIANCE WITH ERISA. Each Plan is in compliance in all material respects with ERISA; no Plan is insolvent or in reorganization (as defined in Section 4241 of ERISA), no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Company, any Subsidiary of the Company nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or reasonably expects to incur any liability under any of the foregoing Sections on account of the prior termination of participation in or contributions to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which could reasonably be expected to present a risk to the Company, any Subsidiary of the Company or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; and no lien imposed under the Code or ERISA on the assets of the Company, any Subsidiary of the Company or any of their respective ERISA Affiliates exists or is likely to arise on account of any Plan.

     SECTION 4.09. FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS. (a) Neither the Company nor any Subsidiary of the Company is engaged principally in, nor has as one of its important activities, the business of extending, maintaining or arranging credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time).

     (b) No part of the proceeds of any Revolving Credit Loan and no other extension of credit hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

     (c) The proceeds of each Revolving Credit Loan, and each other extension of credit hereunder shall be used solely for the purposes permitted under Section
3.02 hereof.

     SECTION 4.10. APPROVALS. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or any Guarantor, or with the execution and delivery of other Loan Documents to which it is a party or, with respect to the Company, the borrowings and each other extension of credit hereunder other than registrations, consents and approvals received prior to the date hereof and disclosed to the Lenders and which are in full force and effect or such registrations, consents and approvals required pursuant to Section 5.01 hereof.

     SECTION 4.11. SUBSIDIARIES. Attached hereto as Schedule 4.11 is a correct and complete list of each of the Company's Subsidiaries as of the Closing Date showing as to each Subsidiary, its name, the jurisdiction of its incorporation, its shareholders or other owners of an interest in each Subsidiary and the number of outstanding shares or other ownership interest owned by each shareholder or other owner of an interest.

     SECTION 4.12. HAZARDOUS MATERIALS. The Company and each Subsidiary of the Company are in compliance in all material respects with all applicable Environmental Laws and neither the Company nor any Subsidiary of the Company has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Company or any such Subsidiary in any manner which violates in any material respect any applicable Environmental Law. To the knowledge of the Company, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law.

     SECTION 4.13. INVESTMENT COMPANY ACT. Neither the Company nor any Subsidiary of the Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.14. NO DEFAULT. No Default or Event of Default has occurred and is continuing.

     SECTION 4.15. SECURITY DOCUMENTS. Each Security Document executed by the Company and the Guarantors shall constitute a valid and continuing lien on and security interest in the collateral referred to in such Security Documents to the extent provided therein and under applicable law in favor of the Administrative Agent for the ratable benefit of the Lenders, prior to all other Liens, claims and right of all other Persons, other than Permitted Liens, and shall be enforceable as such against all other Persons.

     SECTION 4.16. CREDIT ARRANGEMENTS. Schedule 4.16 is a complete and correct list of all credit agreements, indentures, purchase agreements (other than purchase orders), guaranties, Capital Leases and other investments, agreements and arrangements in effect on the Closing Date providing for or relating to extensions of credit in excess of $2,500,000 to the Company or any Subsidiaries of the Company, or any of them (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Company or any Subsidiaries of the Company, or any of them, are in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

     SECTION 4.17. PERMITS AND LICENSES. The Company and each Subsidiary of the Company each has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses except those the failure of which to have could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.18. COMPLIANCE WITH LAW. Except as may result from matters set forth on Schedule 4.18 or may result from the Company's failure to timely file the 2002 and 2003 Financial Statements and Filings with the Securities and Exchange Commission, the Company and each Subsidiary of the Company are each in compliance, with all laws, rules, regulations, orders and decrees which are applicable to the Company or any such Subsidiary, or to any of their respective properties, which the failure to comply with could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 4.19. DISCLOSURE. No statement or information contained in this Agreement, any other Loan Document, or any other document, report, certificate, financial statement or other written statement furnished to the Administrative Agent, the Issuing Lender, or any Lender by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contained as of the date such document, report, certificate, financial statement or other written statement was so furnished any untrue statement of material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

     SECTION 4.20. ACCOUNTS RECEIVABLE. Each Receivable shown on each Borrowing Base Certificate is based upon an actual bona fide sale and shipment of delivery of goods or rendition of services to customers, made by the Company and each Guarantor in the ordinary course of their business; the goods and inventory sold and the Receivables thereby created and created by services being rendered are the exclusive property of the Company and the Guarantors, as applicable, and are not and shall not be subject to any Lien (other than Permitted Liens); and except as consistent with past practice in the ordinary course of business or as the Company may otherwise advise the Administrative Agent, the customers of the Company and the Guarantors have accepted such goods or services and owe and are obligated to pay the full amount stated in the invoices according to their terms, without dispute, offset, defense or counterclaim. The Receivables owing to the Company and the Encumbered Guarantors constitute on a consolidated basis at least ninety-nine percent (99%) of all gross Receivables owing to the Company and the Guarantors.

     SECTION 4.21. LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the properties of the Company or any Subsidiary of the Company are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE V
                              CONDITIONS OF LENDING

     SECTION 5.01. CONDITIONS TO INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make its initial Revolving Credit Loan hereunder, and the obligation of the Issuing Lender to issue the initial Letter of Credit, are subject to the following conditions precedent:

     (a) NOTES. On or prior to the Closing Date, the Administrative Agent shall have received for the account of each Lender who has requested a Revolving Credit Note, a Revolving Credit Note duly executed by the Company.

     (b) GUARANTIES. On or prior to the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, a Guaranty duly executed by each Guarantor.

     (c) SECURITY AGREEMENT. On or prior to the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, the Security Agreement duly executed by the Company and each Encumbered Guarantor, together with financing statements, in proper form for filing under the Uniform Commercial Code in all jurisdictions necessary, in the opinion of the Administrative Agent, to perfect the security interests created by the Security Agreement for the ratable benefit of the Lenders.

     (d) OPINION OF COUNSEL. On or prior to the Closing Date, the Administrative Agent shall have received a written opinion of counsel for the Company and the Guarantors dated the Closing Date and addressed to the Agent and each Lender, substantially in the form of Exhibit D attached hereto.

     (e) SUPPORTING DOCUMENTS. On or prior to the Closing Date, the Administrative Agent shall have received, (i) a certificate of good standing for the Company and each Guarantor from the secretary of state of the states of their organizational jurisdiction dated as of a recent date; (ii) certified copies of the Certificate of Incorporation of the Company and each Guarantor; and (iii) a certificate of the Secretary or an Assistant Secretary or, where there is no such officer,, any other authorized officer, in each case, of the Company and each Guarantor dated the Closing Date and certifying: (x) that neither the Certificate of Incorporation nor the By-laws, in the form attached to such certificate, of the Company or the Guarantor, as applicable, has been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof); (y) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company or by the board of directors of the Guarantor, as applicable, authorizing the execution, delivery and performance of each Loan Document to which it is a party and, with respect to the Company, the borrowings and other extensions of credit hereunder; and (z) the incumbency and specimen signature of each officer of the Company or of each officer of the Guarantor, as applicable, executing each Loan Document to which the Company or the Guarantor is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer of the Company and each Guarantor as to the incumbency and signature of the Secretary or Assistant Secretary or such other authorized officer of the Company or such Guarantor, as applicable.

     (f) OFFICER'S CERTIFICATE. On the Closing Date, the Administrative Agent shall have received a certificate of a duly authorized officer of the Company, dated the Closing Date, stating that the representations and warranties in Article IV hereof are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default.

     (g) INSURANCE. On or prior to the Closing Date, the Administrative Agent shall have received a certificate or certificates of insurance from an independent insurance broker or brokers or other evidence confirming the insurance required to be maintained pursuant to Section 6.01 hereof.

     (h) BORROWING BASE CERTIFICATE. On or prior to the Closing Date, the Administrative Agent shall have received a Borrowing Base Certificate dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent.

     (i) ACCOUNTS RECEIVABLE EVIDENCE. On or prior to the Closing Date, the Administrative Agent shall have received evidence, in form, substance and detail satisfactory to the Administrative Agent, that the Receivables owing to the Company and the Encumbered Guarantors constitute at least ninety-nine percent (99%) of the Receivables owing to the Company and the Guarantors on a consolidated basis.

     (j) ASSETS FREE FROM LIENS. Prior to the Closing Date, the Administrative Agent shall have received UCC, tax, judgment and lien searches evidencing that the Company's and each Encumbered Guarantor's assets are free and clear of all Liens except (i) Permitted Liens and (ii) liens to be satisfied on the Closing Date pursuant to the terms hereof.

     (k) FEES AND EXPENSES. On or prior to the Closing Date, the Lenders shall have received all fees that may be payable to them pursuant to this Agreement (including any fees payable pursuant to separate fee letters with the Company) and reimbursement of expenses in accordance with Section 11.03(b) hereof for which invoices have been presented on or before the Closing Date.

     (l) LITIGATION. The Administrative Agent shall have performed to its satisfaction a review of all existing litigation currently pending against the Company and the Guarantors and, except as set forth on Schedule 4.06, there shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any Guarantor pending or threatened before any court, governmental agency or arbiter that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (m) NO JUDGMENT. On the Closing Date, no judgment, award, order, or combination thereof, shall exist against the Company, any Subsidiary of the Company, or collectively against the Company and its Subsidiaries in an aggregate amount in excess of $50,000,000.

     (n) CONSENTS AND APPROVALS. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Required Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Required Lenders that imposes materially adverse conditions upon the transactions contemplated hereby.

     (o) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the business, operations, properties, performance or condition (financial or otherwise) of the Company and the Guarantors, taken as a whole, or the Company and its Subsidiaries, taken as a whole, since September 30, 2003, except as may result from the Telxon/Smart Media Litigation.

     (p) EXISTING INDEBTEDNESS. The Administrative Agent shall have received, prior to or concurrently with the extension of the initial Revolving Credit Loans, evidence that the Existing Indebtedness, other than the Contingent BofA Obligations, has been paid in full and that all commitments to make loans and other extensions of credit under the agreements giving rise to such Existing Indebtedness have been terminated. In furtherance of the foregoing, the Administrative Agent shall have received a payoff letter from Bank of America, N.A., as administrative agent with respect to all amounts due and owing under the Prior Credit Agreement, together with UCC termination statements with respect to all filings against the Company and the Guarantors, which payoff letter shall include a statement that upon payment in full of the amounts set forth therein, the commitments under the Prior Credit Agreement are terminated.

     (q) FULL DOMINION AND CONTROL DOCUMENTS. On or prior to the Closing Date, the Administrative Agent shall have received all documents, including without limitation, all Blocked Account Agreements and all necessary third party agreements, duly executed by the Company and each Encumbered Guarantor, required by the Agent in order to permit the Agent to have the Blocked Accounts transferred to the Designated Account upon notice to the Blocked Account Banks.

     (r) DUE DILIGENCE. The Administrative Agent and the Lenders shall have received results satisfactory to them with respect to (i) judgment, tax, bankruptcy and lien searches against the Company and each of the Encumbered Guarantors, and (ii) to the extent completed through the Closing Date, the Initial Field Exam.

     (s) OTHER INFORMATION, DOCUMENTATION. The Administrative Agent and the Lenders shall have received such other and further information and documentation as any of them may reasonably require, including, but not limited to, any information or documentation relating to compliance by the Company and each Guarantor in all material respects with the requirements of all Environmental Laws applicable to the Company and each Guarantor.

     SECTION 5.02. CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligation of each Lender to make each Revolving Credit Loan hereunder and the obligation of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, including, without limitation, the initial Revolving Credit Loan and initial Letter of Credit, are further subject to the following conditions precedent:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties by the Company and each Guarantor pursuant to this Agreement and the other Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing Date or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same effect as though such representations and warranties had been made on and as of such date unless such representation is as of a specific date, in which case, as of such date.

     (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or on the date of issuance, amendment, renewal or extension of a Letter of Credit or will result after giving effect to the Revolving Credit Loan requested or the requested issuance, amendment, renewal or extension of a Letter of Credit.

     (c) LETTER OF CREDIT DOCUMENTATION. With respect to the issuance, amendment, renewal or extension of any Letter of Credit, the Issuing Lender shall have received the documents and instruments requested by the Issuing Lender in accordance with Section 2.04(a) hereof.

     (d) AVAILABILITY. After giving effect to any requested Revolving Credit Loan or the issuance of any requested Letter of Credit, the Aggregate Outstandings shall not exceed the Available Commitment.

     Each borrowing hereunder and each issuance, amendment, renewal or extension of a Letter of Credit shall constitute a representation and warranty of the Company that the statements contained in clauses (a), (b), (c) and (d) of
Section 5.02 hereof are true and correct on and as of the Borrowing Date or as of the date of issuance, amendment, renewal or extension of a Letter of Credit, as applicable, as though such representation and warranty had been made on and as of such date.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

     The Company covenants and agrees with the Lenders that so long as the Revolving Credit Commitments remain in effect, or any of the principal of or interest on the Revolving Credit Notes or any other Obligation hereunder shall be unpaid it will, and will cause each of its Subsidiaries to:

     SECTION 6.01. EXISTENCE, PROPERTIES, INSURANCE. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership or limited liability company, as applicable, existence, rights and franchises necessary for the normal conduct of its business (other than as expressly permitted herein) and comply in all material respects with all laws applicable to it; at all times maintain, preserve, protect and renew all trade names, patents, trademarks and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect and preserve all of its property and keep the same in good repair, working order and condition (normal wear and tear excepted) and from time to time make, or cause to be made, all necessary repairs, renewals, replacements, betterments and improvements thereto, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; at all times preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary for the normal conduct of its business (other than as expressly permitted herein); and at all times maintain insurance covering its assets and its businesses with financially sound and reputable insurance companies or associations in such amounts and against such risks as are usually carried by companies engaged in the same or similar business.

     SECTION 6.02. PAYMENT OF INDEBTEDNESS AND TAXES. (a) Pay all indebtedness and obligations, now existing or hereafter arising, as and when due and payable and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, as and when due and payable, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither the Company nor any Subsidiary of the Company shall be required to pay and discharge or cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles, applied on a consistent basis, with respect to any such tax, assessment, charge, levy or claim so contested; further, provided that, subject to the foregoing proviso, the Company and each Subsidiary of the Company will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

     SECTION 6.03. FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Administrative Agent and each Lender:

     (a) During the period after the Closing Date, but prior to delivery of the 2002 and 2003 Financial Statements and Filings:

         (i) as soon as available and in any event within sixty (60) days after the end of each of the first, second and third fiscal quarters of the Company and the fiscal quarter ending December 31, 2003, the unaudited consolidated financial statements of the Company and its Subsidiaries, which shall include the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarter, together with the consolidated statement of income and statement of cash flows of the Company and its Subsidiaries for each such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, all prepared by or under the supervision of the President or Chief Financial Officer of the Company in accordance with Generally Accepted Accounting Principles, applied on a consistent basis (subject to year-end adjustments and except for the absence of notes thereto);

         (ii) a certificate prepared and signed by the President or Chief Financial Officer of the Company with each delivery required by clause (a)(i) above, stating whether the President or the Chief Financial Officer, as the case may be, shall have obtained knowledge of any Default or Event of Default hereunder, together with a compliance certificate of the President or Chief Financial Officer of the Company demonstrating (with all appropriate calculations) that as of the last day of the relevant fiscal quarter the Company was in compliance with the financial condition covenants set forth in Section
7.13 hereof;

         (iii) on or before the 15th day following the last day of each calendar month, (A) a duly completed and executed Borrowing Base Certificate showing in detail the

Company's calculations of the Borrowing Base current as of the last day of the immediately preceding month, certified by the Chief Financial Officer, President or Treasurer of the Company and reasonably satisfactory to the Administrative Agent, and (B) evidence in form, substance and detail reasonably satisfactory to the Administrative Agent that the representation set forth in the last sentence of Section 4.20 is true and correct;

         (iv) promptly after filing thereof, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all regular, periodic and special financial information, proxy materials and other information and reports which the Company or any Guarantor shall file with the Securities and Exchange Commission; provided, that the foregoing shall be deemed to have been delivered on the date on which the Company notifies the Agent that it has posted the foregoing on the Company's website on the internet or when Company notifies the Agent that such document has been posted on the website of the Securities and Exchange Commission; and

         (v) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of the Company or the Guarantors as any Lender may reasonably request.

     (b) During the period after delivery of the 2002 and 2003 Financial Statements and Filings:

         (i) as soon as available and in any event within ninety (90) days of the end of each fiscal year of the Company, audited consolidated financial statements of the Company and its Subsidiaries which shall include the consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, together with the consolidated statement of income and statement of cash flows for the Company and its Subsidiaries for such fiscal year and as of the end of and for the prior fiscal year, all prepared in accordance with Generally Accepted Accounting Principles, applied on a consistent basis, and accompanied by an unqualified opinion thereon of Deloitte & Touche or other independent certified public accountants of nationally recognized standing acceptable to the Administrative Agent (the "Auditor") which opinion shall not include a "going concern" explanatory paragraph, a qualification as to Generally Accepted Accounting Principles or like qualification or exception or a qualification or exception as to the scope of the audit;

         (ii) as soon as available and in any event within sixty (60) days after the end of each of the first, second, and third fiscal quarters of the Company, the unaudited consolidated financial statements of the Company and its Subsidiaries, which shall include the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarter, together with the consolidated statement of income and statement of cash flows of the Company and its Subsidiaries for each such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, all prepared by or under the supervision of the President or Chief Financial Officer of the Company in accordance with Generally Accepted Accounting Principles, applied on a consistent basis (subject to year-end adjustments and except for the absence of notes thereto);

         (iii) a certificate prepared and signed by the President or Chief Financial Officer of the Company with each delivery required by clause (b)(i) and (b)(ii) above, stating whether the President or the Chief Financial Officer, as the case may be, shall have obtained knowledge of any Default or Event of Default hereunder, together, in each case, with a compliance certificate of the President or Chief Financial Officer of the Company demonstrating (with all appropriate calculations) that as of the last day of the relevant fiscal year or quarter, as applicable, the Company was in compliance with the financial condition covenants set forth in Section 7.13 hereof;

         (iv) at all times indicated in clause (b)(i) above, a copy of the management letter, if any, prepared by the Auditor;

         (v) on or before the 15th day following the last day of each calendar month, (A) a duly completed and executed Borrowing Base Certificate showing in detail the Company's calculations of the Borrowing Base current as of the last day of the immediately preceding month, certified by the Chief Financial Officer, President or Treasurer of the Company and reasonably satisfactory to the Administrative Agent, and (B) evidence in form, substance and detail reasonably satisfactory to the Administrative Agent that the representation set forth in the last sentence of Section 4.20 is true and correct;

         (vi) promptly after filing thereof, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all regular, periodic and special financial information, proxy materials and other information and reports which the Company or any Guarantor shall file with the Securities and Exchange Commission; provided, that the foregoing shall be deemed to have been delivered on the date on which the Company notifies the Agent that it has posted the foregoing on the Company's website on the internet or when Company notifies the Agent that such document has been posted on the website of the Securities and Exchange Commission; and

         (vii) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of the Company or any Subsidiary of the Company as any Lender may reasonably request in writing.

     SECTION 6.04. BOOKS AND RECORDS; ACCESS TO PREMISES.

         (a) Maintain adequate records and proper books of record and accounts in which full, true and correct entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all financial transactions of the Company and each of its Subsidiaries and matters involving the assets and business of the Company and such Subsidiaries in accordance with Generally Accepted Accounting Principles.

         (b) At any time and from time to time upon reasonable advance notice to the Company during normal business hours permit any Lender or any agents or representatives thereof (coordinating through the Agent) to examine and make copies of and abstracts from the books and records of such information which such Person deems is reasonably necessary or desirable (including, without limitation, the financial records of the Company and its Subsidiaries) and to visit the properties of the Company or any of its Subsidiaries and to discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with any executive officers or the Company's independent accountants at such Lender's expense (unless an Event of Default has occurred and is continuing).

         (c) At least twice during any twelve (12) month period (including the Initial Field Examination) during normal business hours, and at any time and from time to time following the occurrence and during the continuance of an Event of Default, permit the Administrative Agent or any agents or representatives thereof to conduct such field audits of the Company's and each Guarantor's assets (including, without limitation, reviews of accounts receivable, inventory, accounts payable, taxes and insurance) as the Administrative Agent shall deem reasonably necessary or appropriate, the expense of which shall be paid by the Company and the results of which shall be satisfactory to the Administrative Agent in its sole and absolute discretion.

     SECTION 6.05. NOTICE OF ADVERSE CHANGE. Promptly notify the Administrative Agent in writing of (a) any change in the business or the operations of the Company or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Administrative Agent or the Lenders pursuant to this Agreement, fail to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein in accordance with Generally Accepted Accounting Principles, disclosing the nature thereof.

     SECTION 6.06. NOTICE OF DEFAULT. Promptly notify the Administrative Agent of any Default or Event of Default which shall have occurred or the occurrence or existence of any event or circumstance that in the reasonable judgment of the Company is likely to become a Default or Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

     SECTION 6.07. NOTICE OF LITIGATION AND INVESTIGATIONS. Promptly notify the Administrative Agent of any action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or other agency which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.08. NOTICE OF DEFAULT IN OTHER AGREEMENTS. Promptly notify the Administrative Agent of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary of the Company is a party which default could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.09. NOTICE OF ERISA EVENT. Promptly, and in any event within ten
(10) days after the Company or any Guarantor knows any of the following, deliver to the Administrative Agent a certificate of the Chief Financial Officer of the Company setting forth details as to the occurrence and the action, if any, which the Company, such Guarantor or any ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, such Guarantor, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator, with respect thereto: that a Reportable Event has occurred with respect to a Plan, that an accumulated funding deficiency (as defined in Section 412 of the Code) has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan that is a Single Employer Plan (within the meaning of Section 4001(a)(15) of ERISA), that a Plan has been terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that one or more Plans that are Single Employer Plans (within the meaning of Section 4001(a)(15) of ERISA) have an Unfunded Current Liability, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Company, any Guarantor or any ERISA Affiliate will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. Upon request of any Lender, the Company will deliver to each Lender a complete copy of the annual report (Form 5500) of each Plan that is a Single Employer Plan (within the meaning of Section 4001(a)(15) of ERISA), filed with the Internal Revenue Service. In addition to any certificates or notices delivered to each Lender pursuant to the first sentence hereof, copies of any other notices received by the Company or any Guarantor required to be delivered to each Lender hereunder shall be delivered to each Lender no later than ten days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Company or any Guarantor.

     SECTION 6.10. NOTICE OF ENVIRONMENTAL LAW VIOLATIONS. Promptly notify the Administrative Agent of the receipt of any notice of an action, suit, and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against the Company or any Subsidiary of the Company relating to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.11. COMPLIANCE WITH APPLICABLE LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to have a Material Adverse Effect, including, without limitation, the rules and regulations of the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation.

     SECTION 6.12. SUBSIDIARIES. Give the Administrative Agent prompt written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary of the Company not existing on the Closing Date. The Company shall cause each such Domestic Subsidiary to execute a Guaranty and, to the extent needed to comply with the last sentence of Section 4.20 hereof, a Security Agreement in favor of the Administrative Agent, as agent for the Lenders, in each case, within thirty (30) days after the creation, establishment or acquisition of such Subsidiary and in connection therewith shall deliver or cause to be delivered to the Administrative Agent such proof of corporate action, incumbency of officers, opinions of counsel and other documents as are consistent with those delivered as to each Guarantor pursuant to Section 5.01 hereof on the Closing Date, or as the Administrative Agent may reasonably request, each in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 6.13. ENVIRONMENTAL LAWS. Comply in all material respects with the requirements of all applicable Environmental Laws, provide to the Lenders all documentation in connection with such compliance that the Lenders may reasonably request, and defend, indemnify, and hold harmless the Administrative Agent and each Lender and their respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any Subsidiary of the Company property at any time owned or occupied by the Company or any; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

     SECTION 6.14. MAINTENANCE OF ACCOUNTS. Subject to Article X hereof, maintain, at all times, all accounts into which proceeds of Receivables of the Company and each Encumbered Guarantor are deposited in a Blocked Account.

     SECTION 6.15. ADDITIONAL ENCUMBERED GUARANTORS. Promptly, following a determination by the Agent that the representation in the last sentence of
Section 4.20 hereof is not true and correct (i.e. the Receivables owing to the Company and the Encumbered Guarantors do not constitute on a consolidated basis at least ninety-nine percent (99%) of all gross Receivables owing to the Company and the Guarantors), deliver to the Administrative Agent Security Agreements executed by such additional Guarantors as shall be necessary to cause the Company to be in compliance with such representation.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

     The Company covenants and agrees with the Lenders that so long as the Revolving Credit Commitments remain in effect or any of the principal of or interest on any Revolving Credit Note or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any of its Subsidiaries, directly or indirectly, to:

     SECTION 7.01. INDEBTEDNESS. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than:

         (a) Indebtedness incurred prior to the date hereof as described in
Schedule 7.01 attached hereto and any refinancing of such indebtedness, provided that the aggregate principal amount of such Indebtedness is not increased;

         (b) Indebtedness to the Agent and the Lenders under this Agreement, the Revolving Credit Notes or any other Loan Document;

         (c) Indebtedness for trade payables incurred in the ordinary course of business; provided such payables shall be paid or discharged when due;

         (d) Indebtedness consisting of guarantees permitted pursuant to Section
7.03 hereof;

         (e) Subordinated Indebtedness; provided, however, that no Default or Event of Default shall have occurred and be continuing at the time of incurrence thereof or would occur after giving effect to the incurrence of such Subordinated Indebtedness, and provided further, that the proceeds of such Subordinated Indebtedness shall be utilized to reduce the outstanding principal balance of Revolving Credit Loans outstanding hereunder without reducing the Revolving Credit Commitments;

         (f) Indebtedness secured by purchase money liens as permitted under
Section 7.02(h) hereof and Indebtedness arising under Capital Leases; provided that the aggregate amount of such Indebtedness incurred in any fiscal year of the Company shall not exceed $20,000,000, and, further, provided no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness;

         (g) Indebtedness with respect to Hedging Agreements entered into by the Company, provided that such Hedging Agreements shall be entered into in the ordinary course of its business with respect to its business needs and not for speculative purposes;

         (h) Indebtedness arising under or with respect to foreign exchange contracts entered into by the Company for the purchase or sale of foreign currency for the account of the Company, provided that such foreign exchange contracts shall be entered into in the ordinary course of its business with respect to its business needs and not for speculative purposes;

         (i) Indebtedness owing by the Company to any Subsidiary of the Company, or by any Subsidiary of the Company to the Company, or by any Subsidiary of the Company to any other Subsidiary of the Company;

         (j) Indebtedness assumed in connection with a Permitted Acquisition; provided, however, that (i) if such indebtedness is unsecured such indebtedness shall be terminated within six (6) months of the closing of such Permitted Acquisition, or (ii) such indebtedness, if secured, is secured solely by specific equipment or real property acquired through such Permitted Acquisition and the aggregate of all indebtedness described in this clause (ii) does not exceed $15,000,000 at any time outstanding;

         (k) the Existing Letters of Credit; and

         (l) Indebtedness for capital expenditures related to the Company's software upgrade and related software maintenance program with SAP AG, or an Affiliate thereof, in an amount not to exceed $13,800,000, provided such Indebtedness is and remains unsecured.

     SECTION 7.02. LIENS. Incur, create, make, assume or suffer to exist any Lien on any of their respective assets (including, without limitation, the capital stock of any Subsidiary of the Company) now or hereafter owned, other than:

         (a) Liens existing on the date hereof as set forth on Schedule 7.02 attached hereto; provided that any extension, renewal or replacement of such Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase;

         (b) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings; provided, however, that adequate reserves with respect thereto are maintained on the books of the Company in accordance with Generally Accepted Accounting Principles, and provided further that no notice of lien has been filed or recorded under the Code;

         (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers or other similar Liens, in each case, arising in the ordinary course of business and not overdue for a period of more than thirty
(30) days or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

         (d) Liens incurred or deposits to secure (i) the non-delinquent performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety, performance and appeal bonds, and (iii) other non-delinquent obligations of similar nature; in each case, incurred in the ordinary course of business;

         (e) any attachment, judgment or similar Lien which does not constitute an Event of Default;

         (f) easements, rights of way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not interfere in any material respect with the occupation, use and enjoyment by the Company or any Subsidiary of the Company of the property or assets encumbered thereby in the normal course of their respective business or materially impair the value of the property subject thereto;

         (g) deposits or pledges required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security laws;

         (h) any interest or title of a lessor under any lease entered into by the Company or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

         (i) purchase money Liens for fixed or capital assets acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness permitted pursuant to Section 7.01(f) hereof; provided in each case
(i) no Default or Event of Default shall have occurred and be continuing at the time such Lien is created or shall occur after giving effect to such Lien, (ii) such purchase money lien does not exceed 100% of the purchase price of, and encumbers only, the property acquired, and (iii) such purchase money Lien does not secure any Indebtedness other than in respect of the purchase price of the asset acquired;

         (j) Liens granted to the Lenders or the Administrative Agent, for the ratable benefit of the Lenders, under this Agreement or any other Loan Document; and

         (k) Liens in favor of banks or other depository institutions upon property or assets of the Company arising under the common law or pursuant to contractual rights of set off.

     SECTION 7.03. GUARANTIES. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

         (a) guaranties executed or committed prior to the date hereof (which are not described in Sections 7.03(b) and 7.03(c) hereof) as described on
Schedule 7.03 attached hereto including any renewals or extension thereof provided that such renewals or extension do not increase the maximum exposure pursuant to the guaranty;

         (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

         (c) guaranties by the Company of any obligations of any Subsidiary, or by any Subsidiary of any obligations of the Company or any other Subsidiary (to the extent such obligations are otherwise permitted by the terms and conditions of this Agreement); and

         (d) guaranties of any Indebtedness under this Agreement or any other Loan Document.

     SECTION 7.04. SALE OF ASSETS. Except as set forth on Schedule 7.05, sell, assign, lease, transfer or otherwise dispose of their respective properties and assets, whether or not pursuant to an order of a federal agency or commission, except for (a) the sale of inventory disposed of in the ordinary course of business, (b) the sale or other disposition of properties or assets no longer used or useful in the conduct of their respective businesses or (c) the sale or disposition of assets in arms length transactions.

     SECTION 7.05. SALES OF RECEIVABLES. Except as set forth on Schedule 7.05, sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company or any Domestic Subsidiary of the Company, with or without recourse, except for collection in the ordinary course of business.

     SECTION 7.06. LOANS AND INVESTMENTS. Make or commit to make any advance, loan, extension of credit, or capital contribution to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person except for (a)

Permitted Investments, (b) Permitted Acquisitions, provided that the Company has complied with its obligations under Section 6.12, if applicable, (c) loans and advances by the Company to any Subsidiary and loans and advances by any Subsidiary to the Company or any Subsidiary, (d) trade credit to customers, provided that such credit is extended in the ordinary course of the business of the Company or such Subsidiary, and (e) the ownership of stock of any Subsidiaries existing as of the Closing Date or of any Subsidiary created, or acquired pursuant to a Permitted Acquisition, after the Closing Date, provided that the Company has complied with its obligations under Section 6.12 with respect to such Subsidiary; and further provided all of the outstanding equity interests of such Subsidiary are owned by the Company and/or the Guarantors.

     SECTION 7.07. NATURE OF BUSINESS. Change or alter, in any material respect, the nature of its business from the nature of the business engaged in by it on the date hereof (or reasonable extension thereof).

     SECTION 7.08. SALE AND LEASEBACK. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

     SECTION 7.09. FEDERAL RESERVE REGULATIONS. Permit any Revolving Credit Loan or the proceeds of any Revolving Credit Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     SECTION 7.10. ACCOUNTING POLICIES AND PROCEDURES. Permit any change in the accounting policies and procedures of the Company or any of its Subsidiaries, including a change in fiscal year, provided, however, that any policy or procedure required to be changed by the Financial Accounting Standards Board (or other board or committee thereof) in order to comply with Generally Accepted Accounting Principles may be so changed.

     SECTION 7.11. HAZARDOUS MATERIALS. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance in all material respects with all applicable federal, state and local laws or regulations, or cause or permit, as a result of any intentional or negligent act or omission on the part of the Company or any of its Subsidiaries, a release of Hazardous Materials onto such property or asset or onto any other property, except in compliance with such laws and regulations.

     SECTION 7.12. LIMITATIONS ON FUNDAMENTAL CHANGES, LIMITATIONS ON CONSIDERATION. Except for Permitted Acquisitions, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to, any Person, or, acquire all of the stock or all or substantially all of the assets or the business of any Person or liquidate, wind up or dissolve or suffer any liquidation or dissolution. Notwithstanding the foregoing, (a) any Subsidiary of the Company may merge with or into the Company or any Domestic Subsidiary of the Company, provided that (i) the Company shall notify the Administrative Agent not less than thirty (30) days prior to such event and (ii) the surviving entity shall, if applicable, assume the

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

obligations of the merged entity pursuant to this Agreement or any of the other Loan Documents and shall execute such documents and agreements as may be reasonably required by the Administrative Agent, and (b) any non-Domestic Subsidiary may merge into any other non-Domestic Subsidiary.

SECTION 7.13. FINANCIAL CONDITION COVENANTS.

         (a) Minimum EBITDA. Permit, as of the end of each fiscal quarter, its Consolidated EBITDA to be less than the amounts set forth below for the periods set forth below:

                  Period                                    Minimum EBITDA

                  Quarter ending                              $25,000,000
                  12/31/2003

                  Quarter ending                              $20,000,000
                  3/31/2004 and
                  each fiscal quarter
                  thereafter

; provided, however that minimum Consolidated EBITDA for the two consecutive fiscal quarters ending 3/31/2004 shall not be less than $50,000,000 and for the two consecutive fiscal quarters ending 6/30/2004 shall not be less than $55,000,000.

In addition to the foregoing requirements, beginning with the fiscal quarter ending 9/30/2004 and at the end of each fiscal quarter thereafter, the Company shall not permit Consolidated EBITDA for the twelve-month period ending at such quarter end date to be less than $120,000,000.

         (b) Minimum Interest Coverage. Permit the ratio of (i) Consolidated EBITDA minus Consolidated Unfunded Capital Expenditures minus income taxes actually paid in cash by the Company and its Subsidiaries during the relevant period to (ii) Consolidated Interest Expense to be less than the amounts set forth below for the periods set forth below:

                  Period                               Ratio

                  Closing Date through
                  Z3/31/2004                         3.00:1.00

                  Thereafter                         4.00:1.00

From and after 12/31/2004, compliance with this covenant shall be measured at the end of each fiscal quarter, for the twelve-month period ending as of such quarter-end date.

For the fiscal quarter ending 12/31/2003 and each of the next three fiscal quarters, compliance with this covenant will be measured at the end of each such fiscal quarter, for the period commencing with the fiscal quarter ended 12/31/2003 and ending on such quarter-end date.

         (c) Minimum Unencumbered Cash. Maintain less than $75,000,000 of unencumbered cash until the following conditions have been satisfied: (i) sub-clause (c) of the definition of Borrowing Base shall be in effect and (ii) the Agent shall have received evidence that the Telxon/Smart Media Litigation described in Schedule 4.06 shall have been concluded with the Company and its Subsidiaries collectively being obligated to pay no more than $50,000,000 in the aggregate to any party in such litigation or such litigation having been stayed pending appeal with the Company and/or the Company's Subsidiaries posting a bond of not more than $50,000,000.

     SECTION 7.14. SUBORDINATED DEBT. (i) Directly or indirectly prepay, defease, purchase, redeem, or otherwise acquire any Subordinated Debt or (ii) amend, supplement or otherwise modify any of the terms thereof without (other than any such amendment, supplement or modification that (A) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (B) does not involve the payment of a consent fee) the prior written consent of the Required Lenders.

     SECTION 7.15. DIVIDENDS. If an Event of Default shall have occurred and is continuing or would result therefrom, declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company or any Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Company or any Guarantor or in any combination thereof; provided that, notwithstanding the foregoing, the Company may at any time declare and make dividend payments or other distributions solely in the form of its common stock.

     SECTION 7.16. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or any of its Subsidiaries' business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than they would obtain in a comparable arms-length transaction with a Person not an Affiliate.

     SECTION 7.17. PROHIBITION ON NEGATIVE PLEDGE. Enter into any agreement, arrangement or understanding with any Person (other than the Lenders pursuant to this Agreement or any of the other Loan Documents) which prohibits or limits the ability of the Company or any of its Domestic Subsidiaries to create, incur, assume or suffer to exist any Lien upon its property, assets or revenues, whether now owned or hereafter acquired.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

     SECTION 8.01. EVENTS OF DEFAULT. In the case of the happening of any of the following events (each an "Event of Default"):

         (a) failure to pay (i) the principal of any Revolving Credit Loan as and when due and payable or (ii) interest on any Revolving Credit Loan, any reimbursement obligations with respect to a drawing under any Letter of Credit, or any fees under this Agreement, as and when due and payable and, in the case of this sub-clause (ii) only, such failure shall continue unremedied for a period of three (3) Business Days;

         (b) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

         (c) default shall be made in the due observance or performance of any covenant, condition or agreement of the Company or any Subsidiary of the Company to be performed pursuant to Section 6.03, Section 6.04(b) or Article VII of this Agreement;

         (d) except as otherwise provided in sub-clauses (a), (b) and (c) above, default shall be made in the due observance or performance of any covenant, condition or agreement of the Company or any Subsidiary of the Company to be performed pursuant to any other provision of this Agreement or any other Loan Document and such default shall continue unremedied for a period of thirty (30) consecutive days; provided, that with respect to a default under Section 6.02 hereof, such 30-day period shall begin following the Company's or such Subsidiary of the Company's receipt of notice of its failure to comply with the payment and discharge obligations thereunder;

         (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness of the Company or any Guarantor in excess of $5,000,000 individually or in the aggregate (other than the Revolving Credit Notes), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or, any such Indebtedness shall not be paid when due;

         (f) the Company or any Guarantor of the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Company or such Guarantor or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take corporate action for the purpose of effecting any of the foregoing; or the Company or such Guarantor, becomes unable or admits in writing its inability or fails generally to pay its debts as they become due;

         (g) any non-Domestic Subsidiary of the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Company or such non-Domestic Subsidiary or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take corporate action for the purpose of effecting any of the foregoing; or the Company or such non-Domestic Subsidiary, becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; provided that the occurrence of any event described in this sub-clause (g) shall not be an Event of Default unless the Required Lenders have agreed in writing to make such occurrence an Event of Default;

         (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Subsidiary of the Company or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Subsidiary of the Company or for a substantial part of their property, or (iii) the winding-up or liquidation of the Company or any Subsidiary of the Company and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

         (i) excluding the Telxon/Smart Media Litigation described in Schedule 4.06, one or more orders, judgments or decrees for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Company or any Subsidiary of the Company and the same shall not have been paid in accordance with such judgment, order or decree or settlement and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree and shall have not been dismissed, vacated or stayed pending appeal within 60 days after the commencement of such proceeding, or (ii) there shall have been a period of sixty (60) days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect;

         (j) including the Telxon/Smart Media Litigation described in Schedule 4.06, one or more orders, judgments or decrees for the payment of money in excess of $110,000,000 in the aggregate shall be rendered against the Company or any Subsidiary of the Company;

         (k) any Plan shall fail to maintain the minimum funding standard required under Section 412 of the Code for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is applied for or granted under Section 412 of the Code, any Plan is terminated by the Company, any Subsidiary of the Company or any ERISA Affiliate or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or the Company, any Subsidiary of the Company, or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under Section 515, 4062, 4063, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of the Company or any Subsidiary of the Company, the granting of a security interest on such assets, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code, and in each case, such event or condition, together with all such events or conditions, if any, could reasonably be expected to result in liability of the Company and the Subsidiaries of the Company in an aggregate amount exceeding $10,000,000;

         (l) any material provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or the Company or any Guarantor shall so assert in writing;

         (m) a Change of Control shall have occurred;

         (n) any of the Liens purported to be granted pursuant to any Security Document shall fail or cease for any reason to be legal, valid and enforceable liens on the collateral purported to be covered thereby or shall fail or cease to have the priority purported to be created thereby, except as permitted under the Security Agreement; or

         (o) the Company shall fail to deliver its audited consolidated financial statements for the fiscal year ended December 31, 2002, on or before March 31, 2004;

then, at any time thereafter during the continuance of any such event, the Administrative Agent may, and, upon the request of the Required Lenders, shall, by written or telephonic notice to the Company, take either or both of the following actions, at the same or different times, (a) terminate the Revolving Credit Commitments and (b) declare (i) the Revolving Credit Notes, both as to principal and interest, (ii) an amount equal to the Aggregate Letters of Credit Outstandings and (iii) all other Obligations, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Revolving Credit Notes to the contrary notwithstanding; provided, however, that if an event specified in Section 8.01(f) or (g) hereof shall have occurred, the Revolving Credit Commitments shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i), (ii) and (iii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Revolving Credit Notes to the contrary notwithstanding. With respect to all Letters of Credit that shall not have matured or presentment for honor shall not have occurred, the Company shall provide the Administrative Agent with Cash Collateral in an amount equal to the aggregate undrawn amount of such Letters of Credit. Such Cash Collateral shall be applied by the Administrative Agent to reimburse the Issuing Lender for drawings under Letters of Credit for which the Issuing Lender has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company at such time or, if the maturity of the Revolving Credit Loans has been accelerated, be applied to satisfy other Obligations, with any amount remaining after such satisfactions to be returned to the Company or paid to such other party as may legally be entitled to the same.

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

         SECTION 9.01. APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder, under the Security Documents and the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, the Security Documents and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Security Documents and the other Loan Documents and shall not be a trustee for any Lender, nor is the Administrative Agent acting in a fiduciary capacity of any kind under this Agreement, the Security Documents or the other Loan Documents or in respect thereof or in respect of any Lender. The Administrative Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, the Security Documents, or the other Loan Documents, in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Security Documents or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Security Documents or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectibility of the Revolving Credit Loans or for the validity, effectiveness or value of any interest or security covered by the Security Documents or for the value of any collateral or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for the filing, recording, re-filing, continuing or re-recording of any thereof or for any failure by the Company or any Guarantor to perform any of its obligations hereunder or under the other Loan Documents. The Administrative Agent may take all actions by itself and/or it may employ agents and attorneys-in-fact, and shall not be responsible to any Lender, except as to money or the securities received by it or its authorized agents, for the negligence or misconduct of itself or its employees or of any such agents or attorneys-in-fact, if such agents or attorneys-in-fact are selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, under the Security Documents or under the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         SECTION 9.02. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability to any Lender for relying upon, any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Security Documents or the other Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder, under the Security Documents or under the other Loan Documents in accordance with instructions signed by the Required Lenders, or such other number of Lenders as is specified in Section 11.04 hereof, and such instructions of the Required Lenders or other number of Lenders as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

         SECTION 9.03. EVENTS OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Revolving Credit Loans or of fees to the extent the same is required to be paid to the Administrative Agent for the account of the Lenders) unless the Administrative Agent has received notice from a Lender or the Company specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 9.07 hereof) take such action with respect to such Default as shall be directed by the Required Lenders, except as otherwise provided in Section 11.04 hereof; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but is not obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         SECTION 9.04. RIGHTS AS A LENDER. With respect to its Revolving Credit Commitment and the Revolving Credit Loans made by it, the Administrative Agent, in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each entity which is the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company or its Affiliates, as if it were not acting as the Administrative Agent, and, except to the extent otherwise herein specifically set forth, the Administrative Agent may accept fees and other consideration from the Company or its Affiliates, for services in connection with this Agreement, the Security Documents or any of the other Loan Documents or otherwise without having to account for the same to the Lenders.

         SECTION 9.05. INDEMNIFICATION. The Lenders shall indemnify the Administrative Agent (to the extent not reimbursed by the Company under Section
11.03 hereof), ratably in accordance with the aggregate outstanding principal amount of the Revolving Credit Loans made by the Lenders (or, if no Revolving Credit Loans are at the time outstanding, ratably in accordance with their respective Revolving Credit Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement, the Security Documents or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 11.03 hereof or under the applicable provisions of any other Loan Document) or the enforcement of any of the terms hereof or of the Security Documents, or of any other Loan Document, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

         SECTION 9.06. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement, the Security Documents or the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement, the Security Documents or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents, or the other Loan Documents, or furnished to the Administrative Agent with counterparts or copies for the Lenders, the Administrative Agent shall not have any duty or ability to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company, which may come into the possession of the Administrative Agent or any of its Affiliates.

         SECTION 9.07. FAILURE TO ACT. Except for actions expressly required of the Administrative Agent hereunder or under any other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability (except gross negligence and willful misconduct) and expense which may be incurred by it by reason of taking or continuing to take any such action.

         SECTION 9.08. RESIGNATION OF THE ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 9.08, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, with the approval of the Company provided no Default or Event of Default shall have occurred and be continuing, and such approval not to be unreasonably withheld, delayed or conditioned, to appoint a successor to the Administrative Agent. If no successor shall have been so appointed by the Required Lenders (with the approval of the Company) and shall have accepted such appointment within 30 days after the resigning Administrative Agent gives notice of its resignation, then the resigning Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank of similar standing with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations hereunder as of such date. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 11.03 hereof shall continue in effect for the benefit of such resigning Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

         SECTION 9.09. SHARING OF COLLATERAL AND PAYMENTS. In the event that at any time any Lender shall obtain payment in respect of the Obligations, or receive any collateral in respect thereof, whether voluntarily or involuntarily, through the exercise of a right of banker's lien, set-off or counterclaim against the Company or otherwise, which results in it receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis), then such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Lender which received the proportionate over-payment, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees, to the extent it may do so under applicable law, that each Lender so purchasing a portion of another Lender's Revolving Credit Loan or participation in any Letter of Credit may exercise all rights of payment (including, without

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

limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                                    ARTICLE X
                            FULL DOMINION AND CONTROL

     SECTION 10.01. TRANSFER OF ACCOUNTS TO ACCOUNT OF AGENT. Upon the occurrence and during the continuance of an Event of Default, the Agent may, and at the request of the Required Lenders shall, notify the Blocked Account Banks to transfer the available funds in the Blocked Account and all future payments and other remittances received into the Blocked Account to an account designated by the Administrative Agent (such account, together with any other account into which such amounts may be deposited, as designated by the Administrative Agent from time to time, the "Designated Account") over which the Administrative Agent, for the benefit of the Lenders, shall have full dominion and control and sole and exclusive access and control for withdrawal purposes. All funds deposited in the Designated Account shall immediately become the property of the Agent, for the benefit of the Lenders. Neither the Agent nor any Lender assumes any responsibility for any Blocked Account, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

     SECTION 10.02. COLLECTION OF ACCOUNTS, PROCEEDS OF COLLATERAL.

         (a) Upon the occurrence and during the continuance of an Event of Default, the Company will, at its own cost and expense, promptly deposit all payments received by the Company or any of its Subsidiaries on account of Receivables, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, into the Designated Account, in precisely the form received (but with any endorsements of the Company or any of its Subsidiaries as is necessary for deposit or collection), subject to withdrawal by the Administrative Agent only, as hereinafter provided, and until such payments are deposited, such payments shall be deemed to be held in trust by the Company and its Subsidiaries for and as the Lenders' property and shall not be commingled with the Company's or any of its Subsidiaries' other funds. All remittances and payments that are deposited in the Designated Account will be applied by the Administrative Agent to reduce the outstanding principal balance of Revolving Credit Loans and to pay any other Obligations owing to the Administrative Agent and the Lenders (or if such Obligations are reduced to zero, to be held by the Administrative Agent as cash collateral for the benefit of the Lenders), subject to final collection in cash of the item deposited and subject to the assessment of a one day collection charge. The Administrative Agent may charge the Company's account for the amount of any item of payment which is returned to Administrative Agent unpaid or otherwise dishonored. The Administrative Agent shall not be required to deposit any check which bears the legend "Payment in Full" or words of similar import, unless the Company shall have previously informed the Administrative Agent to accept such check.

     To expedite collection, the Company shall endeavor in the first instance to make collection of its Receivables for the Lenders, but the Agent retains the right at all times following the occurrence and during the continuance of an Event of Default to notify Receivable Debtors that the Receivables have been assigned to the Agent, for the benefit of the Lenders, and to

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

collect Receivables directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees to the Company. Neither the Company nor any Subsidiary of the Company shall, without the Administrative Agent's prior written consent, grant any extension of the time of payment of any Receivable, compromise or settle any Receivable for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon except in the ordinary course of business. In the event that at any time following and during the continuance of an Event of Default, a "lockbox" is not maintained with each Blocked Account Bank, the Company shall promptly thereafter arrange for all remittances with respect to Receivables to be made directly to a post office box under the Administrative Agent's sole dominion and control established by the Company.

         (b) (i) The Company hereby constitutes the Administrative Agent or the Administrative Agent's designee as its attorney-in-fact with power to endorse the Company's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment that may come into the Administrative Agent's possession; to sign the Company's name on any invoice or bill of lading relating to any Receivables, drafts against Receivable Debtors, assignments and verifications of Receivables and notices to Receivable Debtors; to send verifications of Receivables; and to do all other acts and things necessary to carry out this Agreement; provided that none of the foregoing actions may be taken unless an Event of Default has occurred and is continuing. All acts of said attorney or designee, so long as such acts are taken following the occurrence and during the continuance of an Event of Default, are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law. This power of attorney being coupled with an interest is irrevocable until all of the Obligations are finally and indefeasibly paid in full and this Agreement and the right to request Revolving Credit Loans hereunder is terminated.

               (ii) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, without notice to or consent of the Company, (A) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; (B) is authorized and empowered to accept the return of the goods represented by any of the Receivables; and (C) shall have the right to receive, endorse, assign and/or deliver in its name or the name of the Company or any of its Subsidiaries, or any of them, any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and the Company hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

         (c) Nothing herein contained shall be construed to constitute the Company, the Company's Subsidiaries, or any of them, as agent of the Administrative Agent for any purpose whatsoever, and the Administrative Agent assumes no responsibility with respect to any account maintained by it for the benefit of the Lenders. The Administrative Agent and the Lenders shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom. The Administrative Agent and the Lenders do not, by anything herein or in any assignment or otherwise, assume the obligations of the Company, the Company's Subsidiaries, or any of them, under any contract or agreement assigned to the Administrative Agent or the Lenders, and the Administrative Agent and the Lenders shall not be responsible in any way for the performance by the Company, the Company's Subsidiaries, or any of them, of any of the terms and conditions thereof.

         (d) If any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Administrative Agent is hereby authorized (but in no event obligated) in its discretion, for the benefit of the Lenders, to pay the amount thereof to the proper taxing authority for the account of the Company, the Company's Subsidiaries, or any of them, and to charge any account maintained by the Administrative Agent for the benefit of the Lenders therefor. The Company shall notify the Administrative Agent if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Administrative Agent, for the benefit of the Lenders, shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from the Company, the Company's Subsidiaries, or any of them, by reason of the sale and delivery creating such Receivables.

                                   ARTICLE XI
                                  MISCELLANEOUS

     SECTION 11.01. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three (3) Business Days after the day on which mailed in the United States, addressed to such party at such address:

         (a)   if to the Administrative Agent, at:

               Fleet National Bank
               300 Broad Hollow Road
               Melville, New York 11747
               Attention: Relationship Manager - Symbol Technologies, Inc.
               Telecopy: (631) 547-7815

         With a copy to:

               Farrell Fritz, P.C.
               290 Broad Hollow Road
               Melville, New York 11747
               Attention: Robert C. Creighton, Esq.
               Telecopy: (631) 547-0501

         (b)   if to the Company, at:

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


               Symbol Technologies, Inc.
               One Symbol Plaza
               Holtsville, New York 11742-1300
               Attention: Treasurer
               Telecopy: (631) 738-4704


         (c) if to any Lender, to its address set forth in the signature page of this Agreement and to the person so designated

                                     - and -

         (d) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 11.01.

     SECTION 11.02. EFFECTIVENESS; SURVIVAL. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Administrative Agent. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lenders of the Revolving Credit Loans and the issuance by the Issuing Lender of Letters of Credit, in each case, as herein contemplated and the execution and delivery to the Lenders of the Revolving Credit Notes evidencing the Revolving Credit Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Revolving Credit Commitments are in effect. The obligations of the Company pursuant to Section 3.07, Section 3.08, Section 3.09 and Section 11.03 hereof shall survive termination of this Agreement and payment of the Obligations.

     SECTION 11.03. EXPENSES. The Company agrees (a) to indemnify, defend and hold harmless the Administrative Agent, the Issuing Lender and each Lender and their respective officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable legal or other expenses incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the wilful misconduct or gross negligence of such indemnified person, (b) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses for which invoices are presented incurred in connection with the preparation and execution of and any amendment, supplement or modification to this Agreement, the Revolving Credit Notes any other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and disbursements of Farrell Fritz, P.C., counsel to the Administrative Agent, and (c) to pay or reimburse each Lender and the Administrative Agent for all their costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Revolving Credit Notes, the other Loan Documents, and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Administrative Agent and to the several Lenders, including all such out-of-pocket expenses incurred during any work-out, restructuring or negotiations in respect of the Obligations.

     SECTION 11.04. AMENDMENTS AND WAIVERS. With the written consent of the Required Lenders, the Administrative Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Revolving Credit Notes or any of the other Loan Documents or changing in any manner the rights of the Lenders or of the Company hereunder or thereunder, and with the written consent of the Required Lenders the Administrative Agent on behalf of the Lenders may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Administrative Agent or the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the Revolving Credit Notes or any of the other Loan Documents or any Default or Event of Default; provided, however, that no such waiver and no such amendment, or supplement or modification shall release any Guarantor from its Guaranty, or limit any Guarantor's liability with respect to its Guaranty without the written consent of the Administrative Agent and the Required Lenders or (a) extend the maturity of any Revolving Credit Note, or any installment thereof; (b) reduce the rate or extend the time of payment of interest on any Revolving Credit Note or any fees payable to the Lenders hereunder; (c) reduce the principal amount of any Revolving Credit Note or the amount of any reimbursement due in respect of any Letter of Credit; (d) amend, modify or waive any provision of this Section 11.04; (e) reduce the percentage specified in the definition of Required Lenders or amend or modify any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination granting consent hereunder; (f) consent to the assignment or transfer by the Company or any Guarantor of any of its rights or obligations under this Agreement or any other Loan Document to which it is a party; or (g) except as expressly permitted pursuant to this Agreement or any other Loan Document, release any collateral security granted to the Administrative Agent, in each case specified in clauses (a) through (g) above without the written consent of all the Lenders; and provided, further, that no such waiver and no such amendment, supplement or modification shall (i) amend, modify, supplement or waive any provision of Article IX with respect to the Administrative Agent without the written consent of the Administrative Agent or (ii) increase the amount of any Lender's Revolving Credit Commitment without the written consent of such Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders, the Administrative Agent and all future holders of the Revolving Credit Notes.

     SECTION 11.05. SUCCESSORS AND ASSIGNS; PARTICIPATIONS. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Administrative Agent, all future holders of the Revolving Credit Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Revolving Credit Loan owing to such

Lender, any Revolving Credit Note held by such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Revolving Credit Note for all purposes under this Agreement, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.07, 3.08 and 3.09 with respect to its participation in the Revolving Credit Commitments and in the Revolving Credit Loans and Letters of Credit outstanding from time to time; provided, however, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. No Participant shall have the right to consent to any amendment to, or waiver of, any provision of this Agreement, except the transferor Lender may provide in its agreement with the Participant that such Lender will not, without the consent of the Participant, agree to any amendment or waiver described in clause (a) through clause (h) of Section 11.04.

     (c) Subject to the last sentence of this paragraph (c) any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any domestic banking affiliate thereof, and, with the consent of the Administrative Agent, and, so long as no Default or Event of Default shall have occurred and be continuing, the Company (which in each case shall not be unreasonably withheld, delayed or conditioned) to one or more additional banks or financial institutions ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the Revolving Credit Notes pursuant to an Assignment and Acceptance Agreement, executed by such Purchasing Lender, such transferor Lender and the Administrative Agent (and, in the case of an Assignment and Acceptance Agreement relating to a Purchasing Lender that is not then a Lender or a domestic banking affiliate thereof, also executed by the Company), and delivered to the Administrative Agent for its acceptance. Upon such execution, delivery and acceptance from and after the effective date specified in such Assignment and Acceptance Agreement, (i) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder with Revolving Credit Commitments as set forth therein and (ii) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement arising after such transfer (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto except as to Sections 3.07, 3.08, 3.09 and 11.03 for the period prior to the effective date). Such Assignment and Acceptance Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Proportions arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under or in respect of this Agreement and the Revolving Credit Notes. Upon the request of the Purchasing Lender, the Company shall execute and deliver to the Administrative Agent, in exchange for any surrendered Revolving Credit Notes, new Revolving Credit Notes to the order of such Purchasing Lender in an amount equal to the Revolving Credit Commitments assumed by it

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pursuant to such Assignment and Acceptance Agreement and, if the transferor
Lender has retained any Revolving Credit Commitment hereunder, upon the request of such transferor Lender a new Revolving Credit Note to the order of the transferor Lender in an amount equal to such Revolving Credit Commitment retained by it hereunder. Any new Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Notes, shall be dated the effective date specified in the Assignment and Acceptance Agreement and shall otherwise be in the form of the Revolving Credit Notes replaced thereby. The Revolving Credit Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Company marked "cancelled". Anything in this Section 11.05 to the contrary notwithstanding, (i) no transfer to a Purchasing Lender shall be made pursuant to this paragraph (c) if such transfer by any one transferor Lender to any one Purchasing Lender (other than a Purchasing Lender which is a Lender hereunder prior to such transfer) (x) is in respect of less than $7,500,000 of the Revolving Credit Commitments of such transferor Lender or (y) if less than all of the Revolving Credit Commitment of such transferor Lender is transferred, after giving effect to such transfer the amount held by any Transferor Lender would be less than $5,000,000 and (ii) each transfer to a Purchasing Lender shall be made in the same pro-rata portion with respect to the Revolving Credit Commitment.

     (d) The Administrative Agent shall maintain at its address referred to in
Section 11.01 a copy of each Assignment and Acceptance Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the commitments of, and principal amount of the Revolving Credit Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of demonstrable error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Revolving Credit Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance Agreement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Company) together with payment by the Purchasing Lender to the Administrative Agent of a registration and processing fee of $3,500 if the Purchasing Lender is not a Lender prior to the execution of an Assignment and Acceptance Agreement and $2,500 if the Purchasing Lender is a Lender prior to the execution of an Assignment and Acceptance Agreement, the Administrative Agent shall (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Company.

     (f) Subject to Section 11.12 hereof, the Company authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by the Company in connection with such Lender's credit evaluation of the Company and its Subsidiaries prior to entering into this Agreement.

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

     (g) If, pursuant to this Section 11.05, any interest in this Agreement, a participation agreement, or any Revolving Credit Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Company, or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Revolving Credit Loans, (ii) to furnish to the Administrative Agent, the transferor Lender and the Company either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the Administrative Agent, the transferor Lender and the Company) to provide the Administrative Agent, the transferor Lender and the Company a new Form W-8ECI or Form W-8BEN upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     (h) Any Lender may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and the other Loan Documents, including any portion of its Revolving Credit Notes, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, provided that no such assignment shall release the transferor Lender from its Revolving Credit Commitments or its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party to this Agreement.

     SECTION 11.06. NO WAIVER; CUMULATIVE REMEDIES. Neither any failure nor any delay on the part of any Lender, the Issuing Lender or the Administrative Agent in exercising any right, power or privilege hereunder or under any Revolving Credit Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

     SECTION 11.07. APPLICABLE LAW. THIS AGREEMENT AND THE REVOLVING CREDIT NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

     SECTION 11.08. SUBMISSION TO JURISDICTION; JURY WAIVER. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY

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

WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AGREES NOT TO (I) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY FEDERAL OR STATE COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT OR (II) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING THERETO, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT RELATING TO THE ADMINISTRATION OF THE REVOLVING CREDIT LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREES THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE COMPANY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THEY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS TO ENTER INTO THIS AGREEMENT AND TO MAKE THE REVOLVING CREDIT LOANS.

     SECTION 11.09. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, any Revolving Credit Note or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     SECTION 11.10. RIGHT OF SETOFF. The Company hereby grants to the Administrative Agent, the Issuing Lender and each Lender, a continuing lien, security interest

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

and right of setoff as security for all liabilities and obligations to any of them, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent, the Issuing Lender, each Lender or any entity under the control of FleetBoston Financial Corporation and their respective successors and assigns or in transit to any of them. The Administrative Agent, the Issuing Lender and each Lender are each hereby authorized at any time and from time to time following the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, the Issuing Lender or any Lender to or for the credit or the account of the Company against any and all of the Obligations of the Company now and hereafter existing under this Agreement and the Revolving Credit Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any Revolving Credit Note and although such obligations may be unmatured. The rights of the Administrative Agent, the Issuing Lender and each Lender under this Section 11.10 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which they may have. ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT, THE ISSUING LENDER OR ANY LENDER TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING THEIR RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE COMPANY OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     SECTION 11.11. REPLACEMENT OF NOTE. Upon receipt of an affidavit of an officer of any of the Lenders as to loss, theft, destruction or mutilation of any of the Revolving Credit Notes and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Revolving Credit Note the Company will issue, in lieu thereof, a replacement note in the same principal amount thereof and otherwise of like tenor.

     SECTION 11.12. CONFIDENTIALITY. The Administrative Agent and each Lender agrees to keep confidential all non-public information, materials and documents furnished by the Company to the Administrative Agent and the Lenders pursuant to this Agreement (the "Confidential Information"). Notwithstanding the foregoing, such party shall be permitted to disclose Confidential Information (a) to such of its officers, directors, employees, agents, representatives and professional advisors in any of the transactions contemplated by, or the administration of, this Agreement; (b) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (c) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 11.12 by the disclosing party, or (ii) becomes available to such party on a non-confidential basis from a source other than the Company or its Subsidiaries which to such party's knowledge is not prohibited from disclosing such Confidential Information to such party by a contractual or other legal obligation; (d) to the extent the Company or any of its Subsidiaries shall have consented to such disclosure in writing; or (e) to any prospective transferee or participant in connection with any contemplated transfer of the Revolving Credit Notes or any interest therein provided such transferee or participant agrees to treat the Confidential Information in a manner consistent with this Section
11.12. Nothing herein shall prohibit the disclosure of Confidential Information in connection with any litigation or

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

where such disclosure is pursuant to applicable laws, regulations, court order or similar legal process; provided, however, in the event that such party is requested or required by law to disclose any of the Confidential Information, such party shall provide the Company with prior written notice, unless notice is prohibited by law, of any such request or requirement so that the Company may seek a protective order or other appropriate remedy; provided that no such notification shall be required in respect of any disclosure to regulatory authorities having jurisdiction over such party.

     SECTION 11.13. HEADINGS. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 11.14. CONSTRUCTION. This Agreement is the result of negotiations between, and has been reviewed by, each of the Company, the Administrative Agent, the Lenders and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either the Company, the Administrative Agent, or any Lender.

     SECTION 11.15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.











                      [THE NEXT PAGE IS THE SIGNATURE PAGE]






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     IN WITNESS WHEREOF, the Company, the Administrative Agent and the Lenders
have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.


                                   SYMBOL TECHNOLOGIES, INC.



                                   By: /s/ Cary G. Schmiedel
                                      ----------------------------------
                                   Name: Cary G. Schmiedel
                                   Title: Vice President and Treasurer




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

REVOLVING CREDIT                 FLEET NATIONAL BANK
COMMITMENT:  $30,000,000         AS ADMINISTRATIVE AGENT, AS A LENDER AND AS
                                 ISSUING LENDER


                                 By: /s/ Christopher J. Mendelsohn
                                     --------------------------------------
                                 Name: Christopher J. Mendelsohn
                                 Title: Vice President

                                 Lending Office for Prime Rate Loans and for
                                 Adjusted Libor Loans:

                                          Fleet National Bank
                                          300 Broad Hollow Road
                                          Melville, New York 11747
                                          Attention: Relationship Manager -
                                                     Symbol Technologies, Inc.
                                          Telecopy:  (631) 547-7815
                                          Telephone: (631) 547-7777

                                 Address for Notices:


                                          Fleet National Bank
                                          300 Broad Hollow Road
                                          Melville, New York 11747
                                          Attention: Relationship Manager -
                                                     Symbol Technologies, Inc.
                                          Telecopy:  (631) 547-7815
                                          Telephone: (631)547-7777




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